EXHIBIT 10(FF)



                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                           dated as of August 31, 2001

                                      among

                           FPIC INSURANCE GROUP, INC.
                                   as Borrower

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       and

                                  SUNTRUST BANK
                  as Administrative Agent and Collateral Agent













                   SUNTRUST ROBINSON HUMPHREY CAPITAL MARKETS,
                  A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.,
                        as Lead Arranger and Book Manager



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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS; CONSTRUCTION...........................................1
         Section 1.1   Definitions............................................1
         Section 1.2   Classifications of Loans and Borrowings...............17
         Section 1.3   Accounting Terms and Determination....................17
         Section 1.4   Terms Generally.......................................17

ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS...............................17
         Section 2.1    General Description of Facilities....................17
         Section 2.2   Revolving Loans.......................................18
         Section 2.3   Procedure for Revolving Borrowings....................18
         Section 2.4   Term Loan Commitments.................................18
         Section 2.5   Funding of Borrowings.................................18
         Section 2.6   Interest Elections....................................19
         Section 2.7   Optional Reduction and Termination of Commitments.....20
         Section 2.8   Repayment of Loans....................................20
         Section 2.9   Evidence of Indebtedness..............................21
         Section 2.10  Prepayments...........................................21
         Section 2.11  Interest on Loans.....................................22
         Section 2.12  Fees..................................................22
         Section 2.13  Computation of Interest and Fees......................23
         Section 2.14  Inability to Determine Interest Rates.................23
         Section 2.15  Illegality............................................24
         Section 2.16  Increased Costs.......................................24
         Section 2.17  Funding Indemnity.....................................25
         Section 2.18  Taxes.................................................25
         Section 2.19  Payments Generally; Pro Rata Treatment; Sharing of
                       Set-offs..............................................26
         Section 2.20  Mitigation of Obligations; Replacement of Lenders.....28
         Section 2.21  Letters of Credit.....................................28

ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT..............32
         Section 3.1   Conditions To Effectiveness...........................32
         Section 3.2   Each Credit Event.....................................34
         Section 3.3   Delivery of Documents.................................34

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................34
         Section 4.1   Existence; Power......................................34
         Section 4.2   Organizational Power; Authorization...................35
         Section 4.3   Governmental Approvals; No Conflicts..................35
         Section 4.4   Financial Statements..................................35
         Section 4.5   Annual Statutory Statements...........................35
         Section 4.6   Litigation and Environmental Matters..................35
         Section 4.7   Compliance with Laws and Agreements...................36
         Section 4.8   Investment Company Act, Etc...........................36
         Section 4.9   Taxes.................................................36
         Section 4.10  Margin Regulations....................................36
         Section 4.11  ERISA.................................................36
         Section 4.12  Ownership of Property.................................36
         Section 4.13  Disclosure............................................37
         Section 4.14  Labor Relations.......................................37
         Section 4.15  Indebtedness..........................................37
         Section 4.16  Insurance.............................................37
         Section 4.17  Subsidiaries..........................................37
         Section 4.18  Investments...........................................37
         Section 4.19  Licenses and Permits..................................37
         Section 4.20  Material Contracts....................................37
         Section 4.21  Principal Place of Business...........................38




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         Section 4.22  Solvency..............................................38
         Section 4.23  Reinsurance Agreements................................38
         Section 4.24  Stock Pledge Agreements...............................38

ARTICLE V AFFIRMATIVE COVENANTS..............................................39
         Section 5.1   Financial Statements and Other Information............39
         Section 5.2   Notices of Material Events............................41
         Section 5.3   Existence; Conduct of Business........................41
         Section 5.4   Compliance with Laws, Etc.............................41
         Section 5.5   Payment of Obligations................................42
         Section 5.6   Books and Records.....................................42
         Section 5.7   Visitation, Inspection, Etc...........................42
         Section 5.8   Maintenance of Properties; Insurance..................42
         Section 5.9   Use of Proceeds and Letters of Credit.................42
         Section 5.10  Additional Subsidiaries...............................42
         Section 5.11  Pledged Shares........................................43
         Section 5.12  A.M. Best Rating......................................43
         Section 5.13  Dividends.............................................43
         Section 5.14  Further Assurances....................................43

ARTICLE VI FINANCIAL COVENANTS...............................................43
         Section 6.1   Leverage Ratio........................................43
         Section 6.2   Consolidated Total Debt to Cash Flow Available for
                       Debt Service Ratio....................................43
         Section 6.3   Fixed Charge Coverage Ratio...........................44
         Section 6.4   Consolidated Net Worth................................44
         Section 6.5   Combined Adjusted Capital to Combined Risk-Based
                       Capital Ratio.........................................44
         Section 6.6   Combined Net Premiums Written to Combined
                       Statutory Capital and Surplus Ratio...................44

ARTICLE VII NEGATIVE COVENANTS...............................................44
         Section 7.1   Indebtedness..........................................44
         Section 7.2   Negative Pledge.......................................46
         Section 7.3   Fundamental Changes...................................46
         Section 7.4   Investments, Loans, Etc...............................47
         Section 7.5   Restricted Payments...................................47
         Section 7.6   Sale of Assets........................................48
         Section 7.7   Transactions with Affiliates..........................48
         Section 7.8   Restrictive Agreements................................48
         Section 7.9   Sale and Leaseback Transactions.......................48
         Section 7.10  Hedging Agreements....................................48
         Section 7.11  Amendment to Material Documents.......................48
         Section 7.12  Accounting Changes....................................49
         Section 7.13  Certain Covenants Relating to Reinsurance.............49

ARTICLE VIII EVENTS OF DEFAULT...............................................49
         Section 8.1   Events of Default.....................................49

ARTICLE IX THE ADMINISTRATIVE AGENT..........................................51
         Section 9.1   Appointment of Administrative Agent...................51
         Section 9.2   Nature of Duties of Administrative Agent..............52
         Section 9.3   Lack of Reliance on the Administrative Agent..........52
         Section 9.4   Certain Rights of the Administrative Agent............53
         Section 9.5   Reliance by Administrative Agent......................53
         Section 9.6   The Administrative Agent in its Individual Capacity...53
         Section 9.7   Successor Administrative Agent........................53

ARTICLE X MISCELLANEOUS......................................................54
         Section 10.1  Notices...............................................54
         Section 10.2  Waiver; Amendments....................................55
         Section 10.3  Expenses; Indemnification.............................56
         Section 10.4  Successors and Assigns................................57
         Section 10.5  Governing Law; Jurisdiction; Consent to Service
                       of Process............................................59
         Section 10.6  WAIVER OF JURY TRIAL..................................59




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         Section 10.7  Right of Setoff.......................................59
         Section 10.8  Counterparts; Effectiveness; Integration..............60
         Section 10.9  Survival..............................................60
         Section 10.10 Severability..........................................60
         Section 10.11 Confidentiality.......................................60
         Section 10.12 Interest Rate Limitation..............................60











                                       iii
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Schedules
---------

         Schedule I             -       Pricing Grid
         Schedule 4.17          -       Subsidiaries
         Schedule 4.19          -       Jurisdictions in Which Insurance
                                        Subsidiaries Conduct Business
         Schedule 4.20          -       Material Contracts
         Schedule 4.21          -       Principal Place of Business
         Schedule 4.23          -       Material Liabilities Under Reinsurance
                                        Agreements
         Schedule 7.1           -       Outstanding Indebtedness
         Schedule 7.2           -       Existing Liens
         Schedule 7.3           -       Insurance Lines of Business
         Schedule 7.4           -       Existing Investments
         Schedule I-D           -       To the Subsidiary Guarantee Agreement
         Schedule I-D-1         -       To Supplement No.___ to the Subsidiary
                                        Guarantee Agreement
         Schedule I-E           -       To the Indemnity, Subrogation and
                                        Contribution Agreement
         Schedule I-E-1         -       To Supplement No.___ to the Indemnity,
                                        Subrogation and Contribution Agreement
         Schedule I-F           -       To the Stock Pledge Agreement
         Schedule II-F          -       To the Stock Pledge Agreement

         Annex I-D              -       To the Subsidiary Guarantee Agreement
         Annex I-E              -       To the Indemnity, Subrogation and
                                        Contribution Agreement

Exhibits
--------

         Exhibit A              -       Form of Revolving Credit Note
         Exhibit B              -       Form of Term Note
         Exhibit C              -       Form of Assignment and Acceptance
         Exhibit D              -       Form of Subsidiary Guarantee Agreement
         Exhibit E              -       Form of Indemnity, Subrogation and
                                        Contribution Agreement
         Exhibit F              -       Form of Stock Pledge Agreement
         Exhibit 2.1            -       Form of Lender Addition Agreement
         Exhibit 2.3            -       Form of Notice of Revolving Borrowing
         Exhibit 2.9            -       Form of Continuation/Conversion
         Exhibit 3.1(b)(vi)     -       Form of Secretary's Certificate
         Exhibit 3.1(b)(ix)     -       Form of Officer's Certificate

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------

                  THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Agreement") is made and entered into as of August 31, 2001, by and among FPIC INSURANCE GROUP, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and in its capacity as Collateral Agent for the Lenders (the "Collateral Agent").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Borrower has requested that the Lenders (a) establish a $37,500,000 revolving credit facility with a $15,000,000 letter of credit sub-facility thereunder and (b) make term loans in an aggregate principal amount equal to $17,500,000 to the Borrower;

                  WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to establish the requested revolving credit facility and severally to make the term loans to the Borrower.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   ARTICLE I
                                   ---------

                           DEFINITIONS; CONSTRUCTION
                           -------------------------

                  Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

                  "Administrative Agent" shall have the meaning assigned to such term in the opening paragraph hereof.

                  "Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

                  "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

                  "Aggregate Revolving Commitments" shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments equal $37,500,000.

                  "AFP" shall mean Administrators for the Professions, Inc, a New York corporation, and its successors and assigns.

                  "APAC" shall mean Anesthesiologists Professional Assurance Co., a Florida corporation, and its successors and assigns.

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall mean, as of any date, with respect to all Eurodollar Borrowings and Base Rate Borrowings outstanding on such date, the percentage per annum designated in the "Pricing Grid" attached hereto as
Schedule I as applicable to Eurodollar Borrowings or Base Rate Borrowings, as the case may be, based on the Borrower's ratio of Consolidated Total Debt to Consolidated Total Capital. The Applicable Margin for Eurodollar Borrowings shall initially be 2.25% and the Applicable Margin for Base Rate Borrowings shall initially be 1.25%; provided, however, that commencing with the delivery to the Administrative Agent of the Borrower's financial statements required by
Section 5.1(a) or (b) and the compliance certificate required by Section 5.1(e) for the fiscal quarter ending March 31, 2002 and for each fiscal quarter thereafter, the Applicable Margin shall be reset to the percentage designated in
Schedule I based on the Borrower's ratio of Consolidated Total Debt to Consolidated Total Capital as of the last day of such fiscal quarter then ended, such Applicable Margin being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; and provided further, however, that if at any time the Borrower shall have failed to deliver such financial statements and certificate when due, the Applicable Margin shall be at the initial level specified above from such due date until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above.

                  "Applicable Percentage" shall mean, as of any date, with respect to the commitment fee, the percentage per annum designated in the "Pricing Grid" attached hereto as Schedule I based on the Borrower's ratio of Consolidated Total Debt to Consolidated Total Capital. The Applicable Percentage shall initially be 0.30%; provided, however, that commencing with delivery to the Administrative Agent of the Borrower's financial statements required by
Section 5.1(a) or (b) and the compliance certificate required by section 5.1(e) for the fiscal quarter ending March 31, 2002 and for each fiscal quarter thereafter, the Applicable Percentage shall be reset to the percentage designated in Schedule I based on the Borrower's ratio of Consolidated Total Debt to Consolidated Total Capital as of the last day of such fiscal quarter then ended from such due date; such Applicable Percentage being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; and provided further, however, that if any time the Borrower shall have failed to deliver such financial statements and certificate when due, the Applicable Percentage shall be at the initial level specified above from such due date until such time as such financial statements and certificate are delivered, at which time the Applicable Percentage shall be determined as provided above.

                  "Approved Reinsurer" shall mean any reinsurer that either:

                  (a) has a rating of "A-" or better by A.M. Best & Company or S&P,

                  (b) is a Lloyd's Syndicate that is operating as part of the Lloyd's Insurance Market during such period that the Lloyd's Insurance Market maintains a rating of "A-" or better by A.M.Best & Company or S&P,

                  (c) has provided a letter of credit, issued by a United States bank having a long-term senior debt rating of "A" or better by S&P or Moody's, in favor of the Borrower or the Insurance Subsidiary entering into a Reinsurance Agreement with such reinsurer in an amount, estimated by the Insurance Subsidiary in good faith, at least equal to the amount required to obtain substantially full credit for the reinsurance in the ceding Insurance Subsidiary's annual statutory financial statements,

                  (d) has, under the Reinsurance Agreement, placed assets in trust with a fiduciary under terms, including investment restrictions consistent with this Agreement, in an amount, estimated by the Insurance Subsidiary in good faith, at least equal to the amount required to obtain substantially full credit for the reinsurance in the ceding Insurance Subsidiary's annual statutory financial statements,

                  (e) has entered into a written agreement with an Insurance Subsidiary pursuant to which assets are retained by the Insurance Subsidiary on a funds withheld basis, and the value of such withheld funds (as set forth in the statutory statements for the most recent quarter) together with the value of any other security described in this definition, are at least equal to the liabilities owed by such reinsurer to such Insurance Subsidiary, or

                  (f) has otherwise provided collateral in favor of the Borrower or the applicable Insurance Subsidiary in form and amount satisfactory to the Required Lenders.

                  "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Loan Party whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (a) the sale, lease or transfer of assets permitted by Section 7.6(a), (b), (c) or
(d) or (b) any Equity Issuance.

                   "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit C attached hereto or any other form approved by the Administrative Agent.

                  "Availability Period" shall mean the period from the Closing Date to the Commitment Termination Date.

                  "Base Rate" shall mean the higher of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), and
(b) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time. The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Borrower" shall have the meaning in the introductory paragraph hereof.

                  "Borrowing" shall mean a borrowing consisting of Loans of the same Class and Type, made, converted or continued on the same date and in case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Business Day" shall mean (a) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia and New York, New York are authorized or required by law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

                  "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                   "Cash Flow Available for Debt Service" shall mean, as measured for the Borrower and its Subsidiaries on a non-consolidated basis (without duplication) for any rolling four-quarter period, the sum of the following: (a) all dividends which may be paid during such period to the Borrower without regulatory consent by its Insurance Subsidiaries, less the amount actually paid to the Borrower during such period, (b) net income of all non-Insurance Subsidiaries for such period, less the amount of dividends actually paid by such Subsidiaries to the Borrower, and (c) the Net Income of the Borrower (including dividends actually received) on a stand-alone, non-consolidated basis less dividends actually paid by the Borrower to its shareholders, plus to the extent deducted in determining Net Income of the Borrower and its non-Insurance Subsidiaries for such period (i) depreciation and amortization, (ii) with respect to the fiscal quarter indicated (A) second quarter of 2000 - $300,000 (severance charges), (B) third quarter of 2000 - $1,514,536 (severance charges), (C) fourth quarter of 2000 - $20,814,244 (reserve strengthening), (D) fourth quarter of 2000 - $2,497,511 (premium adjustments with respect to Physicians Reciprocal Insurers contracts) and (E) fourth quarter of 2000 - $500,000 (restructuring one of the Borrower's third party administrators), and (iii) all other non-cash charges determined on a non-consolidated basis in accordance with GAAP in each case for such period.

                  "Change in Control" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated or appointed by the current board of directors or (ii) appointed by directors so nominated or appointed.

                  "Change in Law" shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.16(b), by such Lender's or the Issuing Bank's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Loan Commitment.

                  "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

                  "Collateral" shall mean a collective reference to the "Collateral" which is identified in, and at any time will be covered by, each Stock Pledge Agreement.

                  "Collateral Agent" shall have the meaning assigned to such term in the opening paragraph hereof.

                  "Commitment" shall mean a Revolving Commitment or a Term Loan Commitment or any combination thereof (as the context shall permit or require).

                  "Commitment Termination Date" shall mean the earliest of (a) three (3) years from the Closing Date, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.7 and (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise) in accordance with Section 8.1.

                  "Combined Adjusted Capital" shall mean, with respect to the Insurance Subsidiaries as of any date on a combined basis, the sum of the amounts shown on line 25, column 1, page 21 of the Annual Statement of each such Insurance Subsidiary, or the sum of amounts determined in a consistent manner in case of any change in the Annual Report form mandated under Requirements of Law or in case of a determination for any date other than as of which an Annual Statement is prepared.

                  "Combined Authorized Control Level Risk-Based Capital" shall mean, with respect to the Insurance Subsidiaries as of any date on a combined basis, the sum of the amounts shown on line 26, column 1, page 21 of the Annual Statement of each such Insurance Subsidiary, or the sum of amounts determined in a consistent manner in case of any change in the Annual Report form mandated under Requirements of Law or in case of a determination for any date other than one as of which an Annual Statement is prepared.

                  "Combined Net Premiums Written" shall mean, with respect to the Insurance Subsidiaries as of any date on a combined basis, the sum of the amounts shown as of such date on line 32, column 4, page 9 of the Annual Statement of each such Insurance Subsidiary, or the sum of amounts determined in a consistent manner in case of any change in the Annual Report form mandated under Requirements of Law or in case of a determination for any date other than one as of which an Annual Statement is prepared.

                  "Combined Statutory Capital and Surplus" shall mean, with respect to the Insurance Subsidiaries as of any date on a combined basis, the sum of (a) for each Insurance Subsidiary not legally domiciled in the United States, the shareholders' equity of such Insurance Subsidiary as determined in accordance with GAAP (without regard to the requirements of FAS 115), and (b) for each other Insurance Subsidiary, the sum of the amounts shown on line 27, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, or the sum of the amounts determined in a consistent manner in case of any change in the Annual Report form mandated under Requirements of Law or in case of a determination for any other date other than one as of which Annual Statement is prepared.

                  "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) with respect to the fiscal quarter indicated (A) second quarter of 2000 - $300,000 (severance charges), (B) third quarter of 2000 - $1,514,536 (severance charges), (C) fourth quarter of 2000 - $20,814,244 (reserve strengthening), (D) fourth quarter of 2000 - $2,497,511 (premium adjustments with respect to Physicians Reciprocal Insurers contracts) and (E) fourth quarter of 2000 - $500,000 (restructuring one of the Borrower's third party administrators), and (v) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period and minus (c) to the extent added in determining Consolidated Net Income, income tax benefit.

                   "Consolidated Fixed Charges" shall mean, for the Borrower and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled principal payments made on Consolidated Total Debt during such period.

                  "Consolidated Interest Expense" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

                   "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets (except to the extent such write-up restores any part of a previous write-down of a particular asset which write-down was at any time taken into account with respect to any determination of Consolidated Net Income under this Agreement), and (c) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary.

                  "Consolidated Net Worth" shall mean, as of any date, (a) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, minus (b) the total liabilities of the Borrower and its Subsidiaries (including all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries) that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP.

                   "Consolidated Total Capital" shall mean, as of any date of determination with respect to the Borrower and its Subsidiaries, the sum of (a) Consolidated Total Debt and (b) Consolidated Net Worth.

                  "Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of the Borrower prepared in accordance with GAAP as of such date (other than Indebtedness described in clause (k) of the definition thereof); provided, that there shall be excluded from Consolidated Total Debt the stated amount of Letters of Credit provided in connection with reinsurance arrangements as to those states in which any of the Insurance Subsidiaries are not qualified to sell insurance products.

                  "Control" shall mean the power, directly or indirectly, either to (a) vote 5% or more (other than when making a determination as to whether a Person is a Subsidiary of the Borrower or of a Subsidiary of the Borrower), or 50% or more (when making a determination as to whether a Person is a Subsidiary of the Borrower or of a Subsidiary of the Borrower) of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlled", "Controlling", "Controlled by", and "under common Control with" have meanings correlative thereto.

                  "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Loan Party (excluding any Equity Issuance or any Indebtedness permitted to be incurred under Section 7.1).

                  "Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Default Interest" shall have the meaning set forth in Section 2.11(b).

                  "Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

                  "EMI" shall mean Employers Mutual, Inc., a Florida corporation and a wholly-owned Subsidiary of McCreary, and its successors and assigns.

                  "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Issuance" shall mean any issuance by any Loan Party to any Person which is not a Loan Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or
(c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity (excluding in the case of clauses (a) and (b) hereof the issuance of any such shares by the Borrower under or in connection with its employee stock purchase plan or pursuant to the exercise of employee or director stock options).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Eurodollar Reserve Percentage" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Event of Default" shall have the meaning provided in Article VIII.

                  "Excluded Taxes" shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.18(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a) and
(d) except as otherwise provided herein, any gross receipts or value added taxes relating to any amounts paid by the Borrower to any Lender.

                  "FAS" shall mean the Statements of Financial Accounting Standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "First Professionals" shall mean First Professionals Insurance Company, Inc. f/k/a Florida Physicians Insurance Company, Inc., a Florida corporation and a wholly-owned Subsidiary of the Borrower, and its successors and assigns.

                  "Fixed Charge Coverage Ratio" shall mean, for any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                   "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.

                  "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
Section 1.3.

                  "Governmental Approvals" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities including, without limitation, all licenses, permits, authorizations, waivers, privileges and franchises which are necessary under any applicable Requirement of Law for any Insurance Subsidiary to legally own and operate its property and carry on its business.

                  "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection of deposits or any obligations under leases to reimburse landlords for common area expenses, taxes, insurance and the like, in each case, in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, foreign exchange agreements, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

                  "Indebtedness" of any Person shall mean, without duplication
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (d) above, (h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (j) Off-Balance Sheet Liabilities, and (k) all obligations under any Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" shall mean Taxes other than Excluded
Taxes.

                  "Indemnity and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Guarantors and the Administrative Agent, and any and all modifications, amendments, supplements or restatements thereof.

                  "Information Memorandum" shall mean the Confidential Information Memorandum dated July 2001, relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

                  "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

                  "Insurance Subsidiary" shall mean any direct or indirect Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction or domicile.

                   "Interest Period" shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months as selected by the Borrower in accordance with Section 2.3; provided, that:

                  (a) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (b) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

                  (c) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;

                  (d) each principal installment of the Term Eurodollar Loans shall have an Interest Period ending on each installment payment date and the remaining principal balance (if any) of the Term Eurodollar Loans shall have an Interest Period determined as set forth above; and

                  (e) no Interest Period may extend beyond the Commitment Termination Date or the Maturity Date, as the case may be.

                  "Issuing Bank" shall mean SunTrust Bank or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.21.

                  "LC Commitment" shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $15,000,000.

                  "LC Disbursement" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Documents" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

                  "LC Exposure" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus
(ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

                  "Lenders" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

                  "Letter of Credit" shall mean (a) that certain outstanding letter of credit heretofore issued by the Issuing Bank prior to the date hereof for the account of the Borrower on behalf of AFP in favor of Manhasset Associates, L.L.C. in the current face amount of $500,000 and continued by the Issuing Bank after the date hereof pursuant to Section 2.21 or (b) any other letter of credit hereafter issued by the Issuing Bank pursuant to Section 2.21 for the account of the Borrower, in each case, pursuant to the LC Commitment; provided, however, as permitted by Section 2.21(a), at the Borrower's request, any such letter of credit may be issued on behalf of a Subsidiary if the Borrower is obligated to reimburse any LC Disbursements related to such letter of credit.

                  "Leverage Ratio" shall mean, as of any date of determination with respect to the Borrower, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Total Capital as of such date.

                  "LIBOR" shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Banker's Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent.

                  "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

                  "Loan Documents" shall mean, collectively, this Agreement, the Notes (if any), the LC Documents, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, all Stock Pledge Agreements and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

                  "Loan Parties" shall mean the Borrower and the Subsidiary Loan Parties.

                  "Loans" shall mean all Revolving Loans and Term Loans in the aggregate or any of them, as the context shall require.

                  "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

                  "Material Contracts" shall mean any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries that are required to be disclosed as "material" in the Borrower's filings with the SEC and any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                  "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit) to a single Person and such Person's Affiliates or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Subsidiary" shall mean at any time any direct or indirect Subsidiary of the Borrower having at such time: (a) assets in an amount equal to at least 5% of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis as of the last day of the most recent fiscal quarter of the Borrower as reflected in the Borrower's most recent financial statements required by Section 5.1(a) or (b) to be delivered to the Administrative Agent; or (b) revenues or net income in an amount equal to at least 5% of the total revenues or net income of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower as reflected in the Borrower's most recent financial statements required by Section 5.1(a) or (b) to be delivered to the Administrative Agent.

                  "Maturity Date" shall mean, with respect to the Term Loans, the earlier of (a) three (3) years from the Closing Date or (b) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).
                  "McCreary" shall mean McCreary Corporation, a Florida corporation and a wholly-owned Subsidiary of the Borrower, and its successors and assigns.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

                  "Net Cash Proceeds" shall mean the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Asset Disposition or Debt Issuance in which such aggregate cash proceeds exceed $2,000,000 or in Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) amounts held in escrow to be applied as part of the purchase price, or otherwise subject, pursuant to contract, to rights of the purchaser as a reduction or return of the purchase price, of any Asset Disposition, (c) in the case of any Asset Disposition, amounts required to be paid to the holder of any Indebtedness permitted by Section 7.1 and secured by a Lien on the assets being sold or otherwise disposed of in such Asset Disposition, or (d) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition, Debt Issuance or Equity Issuance and any cash released from escrow or from adjustment rights of the purchaser as part of the purchase price in connection with any Asset Disposition.

                  "Notes" shall mean, collectively, the Revolving Credit Notes and the Term Notes.

                  "Notices of Borrowing" shall mean the Notices of Revolving Borrowing.

                  "Notice of Conversion/Continuation" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.6(b) hereof.

                  "Notice of Revolving Borrowing" shall have the meaning as set forth in Section 2.3.

                  "Obligations" shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank or any Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

                  "Off-Balance Sheet Liabilities" of any Person shall mean all liabilities of such Person retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries.

                  "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant" shall have the meaning set forth in Section 10.4(c).

                  "Payment Office" shall mean the office of the Administrative Agent located at 25 Park Place, N.E., Atlanta, Georgia 30303, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

                  "Permitted Encumbrances" shall mean:

                  (a) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) Liens on assets of any Insurance Subsidiary arising in the ordinary course of business in connection with the acquisition, disposition or other transfer or allocation, including by assumption, cession or retrocession, of insurance risks;

                  (f) bank Liens with respect to collection of deposits and credit card receivables in the ordinary course of business;

                  (g) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (h) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

                  (i) Liens created in the ordinary course of business under leases and licenses of real or personal property (including intangible personal property), whether as lessor, licensor, lessee or licensee; and

                  (j) Liens created by or pursuant to the Stock Pledge Agreements or any of the other Loan Documents.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

                  (b) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

                  (c) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above.

                  "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Shares" shall mean, collectively, all issued and outstanding shares of Capital Stock of the Subsidiary Pledgees.

                  "Pro Rata Share" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Commitment and Term Loan Commitment and the denominator of which shall be the sum of all Lenders' Revolving Commitments and Term Loan Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender's Revolving Credit Exposure and outstanding Term Loan and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure and the aggregate outstanding Term Loans of all Lenders.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

                  "Reinsurance Agreement" shall mean any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary or under a reinsurance agreement whereby such Insurance Subsidiary assumes any such liability of any other insurer or reinsurer.

                  "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, partners, employees, agents and advisors of such Person and such Person's Affiliates, provided, that for purposes of Section 10.11, "Related Parties" shall specifically exclude those Persons set forth in paragraph (b)(1) of Rule 100 under Regulation FD promulgated by the SEC, except as otherwise set forth in paragraph (b)(2) of such Rule.

                  "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  "Required Lenders" shall mean, at any time, Lenders holding more than 66 2/3% of the aggregate outstanding Revolving Credit Exposures and Term Loans at such time or if the Lenders have no Revolving Credit Exposure or Term Loans outstanding, then Lenders holding more than 66 2/3% of the Aggregate Revolving Commitments.

                  "Requirement of Law" shall mean, as to any Person, the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and each law, rule, regulation or treaty, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which Person or any of its property is subject.

                  "Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

                  "Restricted Payment" shall have the meaning set forth in
Section 7.5.

                  "Revolving Borrowing" shall mean a Borrowing under a Revolving Loan.

                  "Revolving Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date as permitted by (a) Section 2.1, the amount of the new "Revolving Commitment" as provided in the Lender Addition Agreement executed by such Person as a New Lender or (b) Section 10.4, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and such Lender's LC Exposure.

                  "Revolving Credit Note" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A, and any and all renewals, extensions or modifications thereof.

                  "Revolving Loan" shall mean a loan made by a Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

                  "S&P" shall mean Standard & Poor's.

                  "SAP" shall mean the statutory accounting procedures and practices prescribed or permitted by the Florida Department of Insurance or the insurance department or commission of any other applicable state.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Statutory Capital" shall be defined according to SAP.

                  "Stock Pledge Agreements" shall mean, collectively, each separate Stock Pledge Agreement, substantially in the form of Exhibit F, made by the Borrower or a Subsidiary Pledgor in favor of the Collateral Agent for the benefit of the Lenders, and any and all modifications, amendments, supplements or restatements thereof.

                  "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

                  "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit D, made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders, and any and all modifications, amendments, supplements or restatements thereof.

                  "Subsidiary Loan Party" shall mean each Subsidiary Guarantor and Subsidiary Pledgor.

                  "Subsidiary Guarantors" shall mean, collectively, FPIC Insurance Agency, Inc., a Florida corporation, McCreary, EMI, Professional Strategy Options, Inc., a Florida corporation, AFP, Group Data Corporation, a New York corporation, FPIC Intermediaries, Inc., a New York corporation, and all other direct and indirect non-Insurance Subsidiaries of the Borrower, other than Subsidiaries directly or indirectly Controlled by any Insurance Subsidiary, now or at any time hereafter in existence (excluding Professional Medical Administrators, LLC, a New York limited liability company, and FPIC Services, Inc., a Florida corporation).

                  "Subsidiary Pledgees" shall mean, collectively, First Professionals, FPIC Insurance Agency, Inc., a Florida corporation, APAC, McCreary, EMI, AFP and all other direct and indirect Material Subsidiaries of the Borrower, other than Subsidiaries directly or indirectly Controlled by any Insurance Subsidiary, now or at any time hereafter in existence.

                  "Subsidiary Pledgors" shall mean, collectively, McCreary and all other direct and indirect Material Subsidiaries of the Borrower, other than Insurance Subsidiaries or Subsidiaries directly or indirectly Controlled by an Insurance Subsidiary, now or at time hereafter in existence.

                  "Surplus Relief Reinsurance Agreement" shall mean any Reinsurance Agreement that would not be considered a transaction that indemnifies an insurer against loss or liability relating to insurance risk, as determined in accordance with FAS 113 (without regard to the effective date of FAS 113).

                  "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loan" shall have the meaning set forth in Section 2.4.

                  "Term Loan Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make a Term Loan hereunder on the Closing Date, in a principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement. The aggregate principal amount of all Lenders' Term Loan Commitments is $17,500,000.

                  "Term Note" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Term Loan Commitment, in substantially the form of Exhibit B, and any and all renewals, extensions or modifications thereof.

                  "Type", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.2 Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan" or "Term Loan") or by Type (e.g. a "Eurodollar Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurodollar Borrowing") or by Class and Type (e.g. "Revolving Eurodollar Borrowing").

                  Section 1.3 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP or SAP, as the context may require, as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP or, if applicable, SAP, on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP or, if applicable, SAP, in effect immediately before the relevant change in GAAP of, if applicable, SAP, became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                  Section 1.4 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.


                                   ARTICLE II
                                   ----------

                      AMOUNT AND TERMS OF THE COMMITMENTS
                      -----------------------------------

                  Section 2.1 General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (a) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Pro Rata Share up to such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.21, (iii) each Lender agrees to purchase a participation interest in the Letters of Credit pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans and outstanding LC Obligations exceed at any time the Aggregate Revolving Commitments from time to time in effect; and (iv) each Lender severally agrees to make a Term Loan to the Borrower in accordance with Section 2.4 in a principal amount not exceeding such Lender's Term Loan Commitment on the Closing Date. The Aggregate Revolving Commitments may be increased from time to time following additional syndication to banks and other financial institutions acceptable to the Borrower and the Administrative Agent; provided, that the Aggregate Revolving Commitments shall not exceed $47,500,000. In order to effectuate such increase in the Aggregate Revolving Commitments, the Borrower, the Administrative Agent and each bank or financial institution which will become a Lender hereunder (a "New Lender") shall execute and deliver a Lender Addition Agreement, substantially in the form of Exhibit 2.1 attached hereto (a "Lender Addition Agreement"). The increased Aggregate Revolving Commitments as well as the Revolving Commitment for the New Lender shall be set forth in the Lender Addition Agreement. As a condition to the effectiveness of such Lender Addition Agreement, the Borrower shall deliver to the Administrative Agent a Revolving Credit Note payable to the New Lender in the face amount of the New Lender's Revolving Commitment.

                  Section 2.2 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

                  Section 2.3 Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 attached hereto (a "Notice of Revolving Borrowing") (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $2,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.21(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed six (6). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

                  Section 2.4 Term Loan Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan (each, a "Term Loan") to the Borrower on the Closing Date in a principal amount not to exceed the Term Loan Commitment of such Lender; provided, that if for any reason the full amount of such Lender's Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled. The Term Loans may be, from time to time, Base Rate Loans or Eurodollar Loans or a combination thereof. The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to Section 3.1 shall be deemed to constitute the Borrower's request to borrow the Term Loans on the Closing Date.

                  Section 2.5   Funding of Borrowings.

                  (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

                  (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate for up to two (2) days and thereafter at the rate specified for such Borrowing. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  Section 2.6   Interest Elections.

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing (a "Notice of Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/ Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

                  (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

                  (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  Section 2.7   Optional Reduction and Termination of
                                Commitments.

                  (a) Unless previously terminated, all Revolving Commitments shall terminate on the Commitment Termination Date. The Term Loan Commitments shall terminate on the Closing Date upon the making of the Term Loans pursuant to Section 2.4.

                  (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.7 shall be in an amount of at least $2,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures of all Lenders.

                  Section 2.8   Repayment of Loans.

                  (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date.

                  (b) The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of the Term Loan of such Lender in twelve (12) equal installments payable on the dates set forth below, with each such installment being in the aggregate principal amount for all Lenders set forth opposite such date below (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement):

            Installment Date                     Aggregate Principal Amount
            ----------------                     --------------------------
--------------------------------------------------------------------------------

            December 31, 2001                        $1,458,333.33
--------------------------------------------------------------------------------

             March 31, 2002                          $1,458,333.33
--------------------------------------------------------------------------------

              June 30, 2002                          $1,458,333.33
--------------------------------------------------------------------------------

           September 30, 2002                        $1,458,333.33
--------------------------------------------------------------------------------

            December 31, 2002                        $1,458,333.33
--------------------------------------------------------------------------------

             March 31, 2003                          $1,458,333.33
--------------------------------------------------------------------------------

              June 30, 2003                          $1,458,333.33
--------------------------------------------------------------------------------

           September 30, 2003                        $1,458,333.33
--------------------------------------------------------------------------------

            December 31, 2003                        $1,458,333.33
--------------------------------------------------------------------------------

             March 31, 2004                          $1,458,333.33
--------------------------------------------------------------------------------

              June 30, 2004                          $1,458,333.33
--------------------------------------------------------------------------------

            Installment Date                     Aggregate Principal Amount
            ----------------                     --------------------------
--------------------------------------------------------------------------------
              Maturity Date                          $1,458,333.37
--------------------------------------------------------------------------------


provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loans shall be due and payable on the Maturity Date.

                  Section 2.9   Evidence of Indebtedness.

                  (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment and Term Loan Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation of all or a portion thereof pursuant to Section 2.6, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.6, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

                  (b) At the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note and/or a Term Loan Note payable to the order of such Lender. At the request of the Borrower, any such Note may be executed and delivered by the Borrower outside of the State of Florida in such location within the continental United States as may be acceptable to the Administrative Agent, and the Administrative Agent or such Lender will provide, if requested by the Borrower, reasonable documentation, including affidavits, evidencing acceptance of such delivery in such location.

                  Section 2.10  Prepayments.

                  (a) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments from (i) 100% of the Net Cash Proceeds (including all Net Cash Proceeds received on any purchase money Indebtedness held by the recipient of such Net Cash Proceeds) from any Asset Disposition, and
(ii) 100% of Net Cash Proceeds received from any Equity Issuance or Debt Issuance. In each such case, the Borrower will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Responsible Officer, in form and substance satisfactory to the Administrative Agent, setting the forth the calculation of such Net Cash Proceeds. All such prepayments shall be applied as follows: first, to the Term Loans to the remaining amortization payments in inverse order of maturity, second, after all Term Loans have been repaid, to the Revolving Loans (with a corresponding permanent reduction in the Revolving Commitments), and last, after all Revolving Loans have been repaid, to a cash collateral account in respect of the LC Exposure. Further, if at any time after the Closing Date, the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders shall exceed the aggregate Revolving Commitments of all Lenders, the Borrower shall immediately prepay the Revolving Loans in an amount sufficient to eliminate such excess. Within the parameters of the application set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 2.10(a) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment in accordance with Section 2.11(c).

                  (b) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice

(or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment, and
(ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.11(c); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section
2.17. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing, and in the case of a prepayment of a Term Loan Borrowing, to principal installments in inverse order of maturity.

                  Section 2.11  Interest on Loans.

                  (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

                  (b) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest ("Default Interest") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional 2% per annum.

                  (c) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date or the Maturity Date, as the case may be. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Commitment Termination Date or the Maturity Date, as the case may be. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

                  (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

                  Section 2.12  Fees.

                  (a) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

                  (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage (determined quarterly in accordance with Schedule I) on the average daily amount of the unused Revolving Commitment of such Lender during the Availability Period; provided, that if such Lender continues to have any Revolving Credit Exposure after the Commitment Termination Date, then the commitment fee shall continue to accrue on the amount of such Lender's unused Revolving Commitment from and after the Commitment Termination Date to the date that all of such Lender's Revolving Credit Exposure has been paid in full. The Applicable Percentage shall initially be 0.30%, but shall be reset from time to time as provided in the definition of "Applicable Percentage" herein. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided, that any commitment fees accruing after the Commitment Termination Date shall be payable on demand. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

                  (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin for Eurodollar Borrowings then in effect on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. While an Event of Default exists or after acceleration, at the option of the Required Lenders, the fees payable by the Borrower under this Section 2.12(c) shall be increased an additional 2% per annum.

                  (d) Payments. Accrued fees shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2001 and on the Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety).

                  Section 2.13 Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  Section 2.14 Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

                  Section 2.15 Illegality. If any Change in Law shall make in unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

                  Section 2.16  Increased Costs.

                  (a)   If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve,
                  special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                           (ii) impose on any Lender or on the Issuing Bank or
                  the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

         and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender or the Issuing Bank on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender or the Issuing Bank, within five
         (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital (or on the capital of such Lender's or the Issuing Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies or the policies of such Lender's or the Issuing Bank's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender or the Issuing Bank such additional amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

                  Section 2.17 Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified by the Borrower in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.17 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

                  Section 2.18  Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two (2) duly completed copies of Internal Revenue Service Form 1001 or 4224, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United State backup withholding tax. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

                  (f) The Borrower shall not be obligated to pay any additional amounts to any Lender pursuant to this Section in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms, as applicable to such Lender, pursuant to clause (e),
         (ii) such form or forms not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to this Section in respect of United States federal withholding taxes, if any such failure to deliver a form or forms or the failure of such form or forms to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certification made in such form or forms untrue or inaccurate in a material respect.

                  Section 2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the

         Payment Office, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17 and 2.18 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-of or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
         (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.19(d), 2.21(d) or (e) or 10.3(d), then the Administrative Agent may, in its discretion (notwith-standing any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  Section 2.20 Mitigation of Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

                  Section 2.21  Letters of Credit.

                  (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.21(d), agrees to issue or, in the case of that certain Letter of Credit referenced in clause (a) of the definition thereof, to continue the prior issuance of, at the request and for the account of the Borrower, Letters of Credit on behalf of the Borrower or, if so requested by the Borrower, on behalf of any Subsidiary (provided, however, if any such Letter of Credit is issued on behalf of a Subsidiary, the Borrower shall be obligated to make reimbursement for any LC Disbursements as set forth in paragraph (d) of this Section 2.21) on the terms and conditions hereinafter set forth; provided, that
         (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $500,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance
         (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate LC Exposure plus the aggregate outstanding Revolving Loans of all Lenders would exceed the Aggregate Revolving Commitments. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

                  (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, if the Letter of Credit is to be issued on behalf of a Subsidiary, the name and address of such Subsidiary, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower and, if applicable, such Subsidiary on whose behalf such Letter of Credit is being issued, shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

                  (c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (1) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in
         Section 2.21(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

                  (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing (whether or not the applicable Letter of Credit has been issued on behalf of the Borrower or, at the request of the Borrower, on behalf of any Subsidiary pursuant to paragraph (a) of this Section 2.21), without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedents set forth in
         Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.5. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

                  (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the

         Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

                  (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) of this Section
         2.21 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

                  (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, with demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in interest-bearing money market or bank demand accounts, which investments shall be made at the request of the Borrower, subject, however, to the reasonable approval of the Administrative Agent, and at the Borrower's risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower with three Business Days after all Events of Default have been cured or waived.

                  (h) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such fiscal quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

                           (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

                           (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing
                  Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                           (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

                           (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

                           (vi) The existence of a Default or an Event of Default.

         Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (j) Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No.500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.


                                  ARTICLE III
                                  -----------

              CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
              ---------------------------------------------------

                  Section 3.1 Conditions To Effectiveness. The obligations of the Lenders to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

                  (a) The Administrative Agent and the Collateral Agent each shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent, the Collateral Agent or SunTrust Equitable Securities Corporation, as Arranger.

                  (b) The Administrative Agent (or its counsel) shall have received the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent (and its counsel):

                        (i) a counterpart of this Agreement signed by or on behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

                        (ii) if requested by any Lender, duly executed Notes payable to such Lender;

                        (iii) a duly executed Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement of each Subsidiary Guarantor;

                        (iv) a separate duly executed Stock Pledge Agreement of the Borrower and each Subsidiary Pledgor, together with original stock certificates evidencing all of the Pledged Shares, accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if the Administrative Agent shall so request, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States;

                        (v) any financing statement which may be required under Section 9-306 of the former U.C.C. and Section 9-315 of the revised U.C.C. to perfect a security interest in certain proceeds of the Collateral that do not constitute Pledged Shares or other securities or instruments;

                        (vi) a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

                        (vii)   certified copies of the articles of
                  incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

                        (viii) a favorable written opinion of Kirschner & Legler, P.A., counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

                        (ix) a certificate, dated the Closing Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 3.2;

                        (x) duly executed payoff letters with respect to all Indebtedness of the Borrower to be refinanced at closing, together with all releases or terminations of all Liens related thereto;

                        (xi)    duly executed Notices of Borrowing, if
                  applicable;

                        (xii) certified copies of all Governmental Approvals, including any required Governmental Approvals in connection with the execution, delivery, performance, validity and enforceability of this Agreement and each of the other Loan Documents or the use of the proceeds of any of the Loans hereunder;

                        (xiii) UCC, judgment and tax lien searches in the jurisdiction of the chief executive office and state of incorporation or formation of each Loan Party, together with copies of all financing statements on file in such jurisdictions (with all attachments) and evidence that no Liens exist on any assets or properties of any such Loan Party (other than Liens permitted by Section 7.2);

                        (xiv) a certificate of insurance issued by or on behalf of insurers of the Loan Parties describing in reasonable detail the types and amounts of insurance (property and liability) maintained by each Loan Party, naming the Administrative Agent as additional insured, as appropriate;

                        (xv) a certificate of a Responsible Officer certifying material compliance by the Loan Parties with environmental, OSHA and other public health, safety and welfare laws and regulations, employee benefit plans and insurance policies and coverages;

                        (xvi) a copy of the current (and proposed revised) Statement of Investment Policy of Borrower with respect to its Insurance Subsidiaries, certified by a Responsible Officer as being true, correct and complete;

                        (xvii) a list of any material pending and/or threatened litigation against the Borrower or any Subsidiary including, but not limited to, any material outstanding claims, demands or proceedings against any Insurance Subsidiary, dated the Closing Date and certified by a Responsible Officer;

                        (xviii) a list of any Reinsurance Agreements currently
                  in effect and not otherwise reflected in the most current annual statutory financial statements delivered to the Administrative Agent by the Borrower pursuant to Section 4.5, dated the Closing Date and certified by a Responsible Officer; and

                        (xix) a duly executed loan closing statement and disbursement authorization agreement.

                  Section 3.2   Each Credit Event.   The obligation of each
Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

                  (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;

                  (c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a) or (b), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

                  (d) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

                  Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 3.2.

                  Section 3.3 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

                  Section 4.1 Existence; Power. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and
(iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

                  Section 4.2 Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stock-holder action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  Section 4.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require Governmental Approvals, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable Requirement of Law, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

                  Section 4.4 Financial Statements. The Borrower has furnished to each Lender (a) the consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended audited by PricewaterhouseCoopers LLP and (b) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the June 30, 2001, and the related unaudited consolidated statements of income and cash flows for the fiscal quarter and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b). Since December 31, 2000, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

                  Section 4.5 Annual Statutory Statements. The Borrower has furnished to the Administrative Agent copies of the combined annual statutory financial statements of its Insurance Subsidiaries as of December 31, 1998, 1999 and 2000, and for the fiscal years then ended, each as filed with the applicable Insurance Regulatory Authority (collectively, the "Historical Annual Statements"). The Historical Annual Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with SAP (except as may be reflected on the notes thereto and subject with respect to the quarterly statements, to the absence of notes required by SAP and to normal year-end adjustments), were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Annual Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary has, as of the date of the respective Historical Annual Statements, any material liabilities or obligations of any nature whatsoever (whether or not absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Annual Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

                  Section 4.6   Litigation and Environmental Matters.

                  (a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

                  (b) Neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except where such events, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 4.7 Compliance with Laws and Agreements. The Borrower and each Subsidiary are in compliance with (a) all applicable Requirements of Law (including, without limitation, those of all applicable Insurance Regulatory Authorities), and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 4.8 Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

                  Section 4.9 Taxes. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) to the extent the failure to do so would not have a Material Adverse Effect or (b) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

                  Section 4.10 Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

                  Section 4.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Plans.

                  Section 4.12  Ownership of Property.

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

                  Section 4.13 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports (including, without limitation, all reports that the Borrower or any of its Subsidiaries are required to file with the Securities and Exchange Commission or any Insurance Regulatory Authority), financial statements, annual statutory statements of each Insurance Subsidiary (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) certificates or other information furnished by or on behalf of the Borrower or any such Subsidiary to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

                  Section 4.14 Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.15 Indebtedness. Except as otherwise permitted under Section 7.1, neither the Borrower nor any of its Subsidiaries has any Indebtedness.

                  Section 4.16 Insurance. Each of the Borrower and its Subsidiaries currently maintains insurance with respect to its properties and businesses with financially sound and reputable insurers, having coverages against losses or damages against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, has paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages and such policies and coverages are in full force and effect.

                  Section 4.17 Subsidiaries. Schedule 4.17 sets forth the name of each direct and indirect Subsidiary of the Borrower and, as to each Subsidiary, the type of entity, jurisdiction of its incorporation or organization, the number of shares of each class of Capital Stock or other equity interests outstanding, the number and percentage of outstanding shares of each class of Capital Stock or other equity interests owned, directly or indirectly, by the Borrower or any of its Subsidiaries, and identifies whether such Subsidiary is a Subsidiary Loan Party (and, if so, whether such Subsidiary is a Subsidiary Guarantor and/or a Subsidiary Pledgor) or a Subsidiary Pledgee, in each case as of the Closing Date. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned free and clear of all Liens (other than those arising under or contemplated by any Stock Pledge Agreement).

                  Section 4.18 Investments. All investments of the Borrower and each of its Subsidiaries are allowed under Section 7.4.

                  Section 4.19 Licenses and Permits. Each of the Borrower and its Subsidiaries has obtained and is in good standing under all Governmental Approvals, except for those the failure to obtain could not reasonably be expected to result in a Material Adverse Effect. No such Governmental Approval is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings nor is there an sustainable basis for such a suspension, revocation or limitation, and no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. No Insurance Subsidiary transacts any business, directly or indirectly, in any jurisdiction other than those listed on Schedule 4.19, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

                  Section 4.20 Material Contracts. Schedule 4.20 sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date. Other than as set forth in
Schedule 4.20, each such Material Contract is, and after giving effect to the confirmation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. If requested by the Administrative Agent, the Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract so requested.

                  Section 4.21 Principal Place of Business. Schedule 4.21 sets forth the chief executive office and principal place of business of each of the Borrower and its Subsidiaries.

                  Section 4.22 Solvency The fair saleable value of each Loan Parties' assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. None of the Loan Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged, or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due. In executing the Loan Documents and consummating the transactions contemplated thereby, none of the Loan Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Loan Parties is or will become indebted.

                  Section 4.23  Reinsurance Agreements.

                  (a) Except with respect to normal changes in liabilities in the ordinary course of business under Reinsurance Agreements in regard to liabilities reflected on Schedule F to the Annual Statements for the Insurance Subsidiaries for the fiscal year ending December 31, 2000, or on Schedule 4.23, there are no material liabilities owed to any such Insurance Subsidiaries in the aggregate in excess of $5,000,000 outstanding as of the effective date under any Reinsurance Agreement. Each Reinsurance Agreement is in full force and effect; none of the Insurance Subsidiaries and, to the knowledge of the Borrower, no other party thereto, is in breach of or default under any such contract, other than breaches and defaults that are being contested in good faith and by proper proceeding; and the Borrower has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant annual statement or quarterly statement at the time prepared. As of the Closing Date, each Person to whom any of the Insurance Subsidiaries has ceded any material liability pursuant to any Reinsurance Agreement either (i) is an Approved Reinsurer or (ii) is not an Approved Reinsurer but the reinsurnace receivables under all Reinsurance Agreements with such reinsurers, in the aggregate, do not exceed $5,000,000.

                  (b) As of the Closing Date, no Insurance Subsidiary is a party to any Surplus Relief Reinsurance Agreement.

                  Section 4.24 Stock Pledge Agreements. Upon the execution and delivery of each Stock Pledge Agreement, the delivery to the Collateral Agent of the stock certificates evidencing the Pledged Shares and the delivery of any required notices to applicable Insurance Regulatory Authorities having jurisdiction over any Material Subsidiary, the Collateral Agent shall have a valid, perfected first priority and enforceable Lien on the Collateral, provided, that prior to the Collateral Agent (a) realizing upon the Pledged Shares, (b) taking title to the Pledged Shares, (c) exerting any control over any Insurance Subsidiary, or (d) voting the Capital Stock of any such Insurance Subsidiary, the Collateral Agent and, if applicable, the Lenders, must comply with all applicable Requirements of Law relating to the acquisition of a controlling interest in an insurance company.

                                   ARTICLE V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

                  Section 5.1 Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent and each Lender (which delivery may be effected by electronic means provided that the Administrative Agent and each Lender actually receive such delivery):

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, (i) a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification and without any qualification as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (ii) a copy of the annual unaudited consolidating balance sheet and related statement of income, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidating basis in accordance with GAAP, except for the absence of footnotes;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated and, except with respect to cash flows, consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case (except with respect to the consolidating information) in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated and, where applicable, consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, copies of any annual statutory financial statements or other annual report (other than the financial statements referred in clause (a) above) that the Borrower or any of the Insurance Subsidiaries are required to file with the Florida Department of Insurance or any similar Governmental Authority in the State of Florida or other state(s) by such 90th day, and a copy of such Person's management discussion and analysis related thereto promptly after such document is required to be filed with the relevant Governmental Authority;

                  (d) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, copies of any statutory financial statements or other regular or periodic reports (other than the quarterly financial statements referred to clause (b) above) that the Borrower or any of the Insurance Subsidiaries is required to file with the Florida Department of Insurance or any similar Governmental Authority in the State of Florida or other state(s);

                  (e) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (f) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (g) promptly after any Responsible Officer has notice or knowledge of any adverse change in First Professionals' rating by A.M. Best & Company as in effect on the Closing Date;

                  (h) as soon as available and in any event on or before February 15 in each fiscal year of the Borrower and its Subsidiaries, an annual operating budget and business plan for the Borrower and its Subsidiaries, each in reasonable detail and with appropriate discussion of the principal assumptions upon which such operating budget and business plan are based;

                  (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the "Statement of Actuarial Opinion" and, further, as soon as available and in any event within 150 days after the end of each fiscal year of the Borrower, copies of the actuarial reports, in each case for each Insurance Subsidiary and prepared by an independent actuary or actuaries reasonably acceptable to the Administrative Agent.

                  (j) promptly after the same become publicly available, (i) copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided, that if any such materials are readily available over the internet and the Borrower gives notice thereof to the Administrative Agent and each Lender, with disclosure of the internet location of such materials, then the Borrower shall not be required to provide hard copies of such materials to the Administrative Agent and each Lender,
         (ii) all significant reports of examination or other similar significant reports, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, (iii) all significant filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries including, without limitation, filings seeking approval of transactions with Affiliates, and (iv) all information sent by the Borrower or any of its Subsidiaries to rating agencies including, without limitation, Moody's, Standard & Poor's, A.M. Best & Company and Duff & Phelps;

                  (k) promptly upon receipt thereof, (i) each report or "management" letter submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower or any of its Subsidiaries, and
         (ii) the "Executive Summary" portion of the independent actuarial report as of each year-end submitted to the Borrower by its independent actuaries; and

                  (l) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

                  Section 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of each of the following, promptly after it becomes known to a Responsible Officer:

                  (a)   the occurrence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including, without limitation, any action, suit or proceeding instituted by the Florida Department of Insurance or the Insurance Regulatory Authority of any other applicable state) against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000;

                  (e) the forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any Governmental Approval held by the Borrower or any Subsidiary or the occurrence of any event or the existence of any circumstances which is likely to lead to the forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any Governmental Approval held by the Borrower or any Subsidiary, the result of which could reasonably be expected to have a Material Adverse Effect;

                  (f) the receipt of any notice or other communication from any Governmental Authority of a material violation of any Requirement of Law by the Borrower or any of its Subsidiaries including, without limitation, any such notice from any Insurance Regulatory Authority; and

                  (g) any other development (including, without limitation, any change in any Requirement of Law applicable to the Borrower or any of its Subsidiaries such as, by way of illustration and not limitation, any actual changes in any insurance statute, rule or regulation governing the investment or dividend practices of any Insurance Subsidiary) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  Section 5.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business (including, without limitation, all required Governmental Approvals) and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

                  Section 5.4 Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law applicable to it, its properties or assets or the conduct of its business (including, without limitation, all Requirements of Law of any applicable Insurance Regulatory Authority), except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate measures, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and, if applicable, SAP, (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.6 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP and, if applicable, SAP.

                  Section 5.7 Visitation, Inspection, Etc. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower, provided that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to the Borrower shall be required.

                  Section 5.8 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations and cause the Administrative Agent to be named as an additional insured with respect to any insurance providing for liability coverage.

                  Section 5.9 Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of all Loans to pay off and refinance all outstanding amounts under the Borrower's existing credit facilities with SunTrust Bank and certain other lenders and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes of the Borrower or a Subsidiary.

                  Section 5.10 Additional Subsidiaries. If any additional Subsidiary is acquired or formed after the Closing Date, the Borrower, within ten (10) Business Days after such Subsidiary is acquired or formed, (a) will notify the Administrative Agent and the Lenders thereof and, (i) if such Subsidiary meets the definition of a "Subsidiary Guarantor" herein, will cause such Subsidiary to become a Subsidiary Guarantor by executing agreements reasonably acceptable to the Administrative Agent and substantially in the forms of Annex I to Exhibit D and Annex I to Exhibit E, (ii) if such Subsidiary meets the definition of a "Subsidiary Pledgor" herein and is the holder of the Capital Stock of any Subsidiary which meets the definition of a "Subsidiary Pledgee" herein, will cause such Subsidiary to become a Subsidiary Pledgor by executing an agreement reasonably acceptable to the Administrative Agent and substantially in the form of Exhibit F, and (iii) if such Subsidiary meets the definition of a "Subsidiary Pledgee" herein and is a direct Subsidiary of the Borrower, will execute a supplemental schedule reasonably acceptable to the Administrative Agent and substantially in the form of Schedule II to Exhibit F, and (b) will deliver, or will cause such Subsidiary to deliver, simultaneously therewith similar documents applicable to such Subsidiary required under Section 3.1 as reasonably requested by the Administrative Agent.

                  Section 5.11 Pledged Shares. The Borrower will pledge, and will cause each Subsidiary to pledge, 100% of the Capital Stock or other equity interest of each Subsidiary Pledgee to the Collateral Agent by executing an agreement reasonably acceptable to the Administrative Agent and substantially in the form of Exhibit F, and (b) will deliver or, if applicable, will cause such Subsidiary to deliver, simultaneously therewith the documents and other items required under Section 3.1(b)(iv) as reasonably requested by the Administrative Agent.

                  Section 5.12 A.M. Best Rating. The Borrower will cause First Professionals at all times to be rated "A-" or higher, itself or as part of an insurance company group so rated, by A.M. Best Company.

                  Section 5.13 Dividends. The Borrower will take all action necessary to cause its Subsidiaries to make such dividends, distributions or payments to the Borrower as shall be necessary for the Borrower to make payments of the principal of and interest on the Loans in accordance with this Agreement. In the event the approval of any Governmental Authority (including any Insurance Regulatory Authority) or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to the Borrower, or for the Borrower to make any such principal or interest payments, the Borrower forthwith will exercise its best efforts and take all reasonable actions permitted by law and necessary to obtain such approval. With regard to the dividend made by First Professionals to Borrower on or about the Closing Date to enable Borrower to pay off the existing Indebtedness which is being refinanced at closing, Borrower acknowledges that it has contributed (or will contribute) certain Investments, identified in footnote 1 to Schedule 7.4, to First Professionals as additional paid-in capital (surplus) and agrees that, following such contribution, it will cause First Professionals to use commercially reasonable efforts to dispose of such Investments within a reasonable period of time.

                  Section 5.14 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such actions, as may from time to time be reasonably requested by the Collateral Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Stock Pledge Agreement and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders under this Agreement and the other Loan Documents (including, without limitation, any and all instruments necessary or appropriate to effect the guarantee of the Obligations by all Subsidiaries Loan Parties created or acquired after the date hereof and the pledge of Capital Stock of all Subsidiary Pledgees created or acquired after the date hereof).


                                   ARTICLE VI
                                   ----------

                              FINANCIAL COVENANTS
                              -------------------

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

                  Section 6.1 Leverage Ratio. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Leverage Ratio of not greater than 0.27:1.0; provided, that such ratio shall be increased by 0.003, up to 0.30:1.0, for each $1,000,000 in the Aggregate Revolving Commitments in excess of $37,500,000, if any, as contemplated by Section 2.1.

                  Section 6.2 Consolidated Total Debt to Cash Flow Available for Debt Service Ratio. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Consolidated Total Debt to Cash Flow Available for Debt Service Ratio of not less than:

                 ---------------------------------------------------------------
                         Fiscal Quarter                      Required Ratio
                         --------------                      --------------
                 ---------------------------------------------------------------
                 The fiscal quarter ending on                   4.25:1.0
                 September 30, 2001
                 ---------------------------------------------------------------
                 Each fiscal quarter ending                     4.00:1.0
                 after September 30, 2001 and
                 on or prior to December 31,
                 2001
                 ---------------------------------------------------------------
                 Each fiscal quarter ending                     3.50:1.0
                 after December 31, 2001
                 ---------------------------------------------------------------

in each case, calculated on a rolling four-quarter basis.

                  Section 6.3 Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Fixed Charge Coverage Ratio of not less than 2.50:1.0, calculated on a rolling four-quarter basis and determined in accordance with GAAP.

                  Section 6.4 Consolidated Net Worth. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, a Consolidated Net Worth (excluding other comprehensive income/loss) in an amount equal to or greater than the sum of (a) $150,000,000, plus 50% of Consolidated Net Income on a cumulative basis accrued since December 31, 2000, commencing with the fiscal quarter ending March 31, 2001, all determined in accordance with GAAP; provided, that if Consolidated Net Income is negative in any fiscal quarter the amount added for such fiscal quarter shall be zero and such negative Consolidated Net Income shall not reduce the amount of Consolidated Net Income added from any previous fiscal quarter, plus (c) 100% of the Net Cash Proceeds from any Equity Issuance.

                  Section 6.5 Combined Adjusted Capital to Combined Risk-Based Capital Ratio. The Insurance Subsidiaries will have, as of the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2001, a Combined Adjusted Capital to Combined Risk-Based Capital Ratio of not less than 3.75:1.0 determined in accordance with SAP.

                  Section 6.6 Combined Net Premiums Written to Combined Statutory Capital and Surplus Ratio. The Insurance Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Combined Net Premiums Written to Combined Statutory Capital and Surplus Ratio of not greater than 2.00:1.0, calculated on a rolling four-quarter basis and determined in accordance with SAP.


                                  ARTICLE VII
                                  -----------

                               NEGATIVE COVENANTS
                               ------------------

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

                  Section 7.1 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness created pursuant to the Loan Documents (including Letters of Credit);

                  (b) Indebtedness existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

                  (c) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided further, that the aggregate principal amount of such Indebtedness does not exceed $1,000,000 at any time outstanding;

                  (d) Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary; provided, that any such Indebtedness (other than Indebtedness of (i) an Insurance Subsidiary that is owed to a Subsidiary Controlled by such Insurance Subsidiary or (ii) a Subsidiary Controlled by an Insurance Subsidiary) that is owed to such Insurance Subsidiary or to another Subsidiary Controlled by such Insurance Subsidiary, that is owed to a Subsidiary that is not a Subsidiary Loan Party shall be subject to
         Section 7.4;

                  (e) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided, that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4;

                  (f) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.10;

                  (g) Indebtedness of any Insurance Subsidiary in respect of the stated amount of Letters of Credit provided in connection with reinsurance arrangements in those states in which such Insurance Subsidiary is not qualified to sell insurance products; and

                  (h) other unsecured Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding.

                  Section 7.2 Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

                  (a) Liens created in favor of the Collateral Agent for the benefit of the Lenders pursuant to the Stock Pledge Agreement or any of the other Loan Documents;

                  (b)   Permitted Encumbrances;

                  (c) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

                  (d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof;
         (iii) such Lien does not
         extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

                  (e) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition; and

                  (f) extensions, renewals, or replacements of any Lien referred to in paragraphs (b) through (e) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

                  Section 7.3   Fundamental Changes.

                  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger or if the Borrower is a party to such merger but is not merged in such transaction) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary (including, without limitation, McCreary may merge with and into EMI, or vise versa); provided, that if any party to such merger is a Subsidiary Loan Party, the surviving Person shall be or become a Subsidiary Loan Party, (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto and (ii) in the case of any Insurance Subsidiary, the sale of any of the insurance products within the lines of business described in
         Schedule 7.3.

                  Section 7.4 Investments, Loans, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

                  (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries) and increases in such Investments arising as a result of increases in retained earnings of the Person in which the Investment is made or arising as a result of a capital contribution or an Equity Issuance not prohibited by this Agreement;

                  (b)   Permitted Investments;

                  (c) Investments by Insurance Subsidiaries in the ordinary course of business that comply with all Requirements of Law applicable to such Insurance Subsidiaries and with the current (and proposed revised) Statement of Investment Policy of Borrower with respect to its Insurance Subsidiaries delivered to

         Administrative Agent pursuant to Section 3.1(b)(xvi) and attached to the Section 3.1(b)(xvi) Officer's Certificate delivered to the Administrative Agent on the Closing Date;

                  (d)   Guarantees constituting Indebtedness permitted by
         Section 7.1; provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (e) of this Section 7.4;

                  (e) Investments made by the Borrower in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary; provided, that (i) any common stock held by any Loan Party shall be pledged pursuant to the Stock Pledge Agreement (subject, in the case of any Insurance Subsidiary, to any limitations under applicable law) and
         (ii) the aggregate amount of Investments by Loan Parties in or to, and Guarantees by Loan Parties of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party (excluding all such Investments and Guarantees permitted under clause (a) of this Section 7.4 and, in the case of the Borrower's proposed Investment in First Professionals, already planned as of the Closing Date, and set forth on Schedule 7.4) shall not exceed $500,000 at any time outstanding;

                  (f) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

                  (g)   Hedging Agreements permitted by Section 7.10; and

                  (h) other Investments made by the Borrower which in the aggregate do not exceed 5% of Consolidated Net Worth at any time during the term of this Agreement.

         Notwithstanding the foregoing, all Investments by the Insurance Subsidiaries shall comply with all Requirements of Law applicable to insurance companies.

                  Section 7.5 Restricted Payments. The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (a) dividends payable by the Borrower solely in shares of any class of its common stock, (b) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary Loan Party and by any Subsidiary Controlled by an Insurance Subsidiary to such Insurance Subsidiary or to another Subsidiary Controlled by such Insurance Subsidiary and (c) cash dividends paid on, and cash redemptions of, the common stock of the Borrower; provided, that (i) no Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made, and (ii) the aggregate amount of all such Restricted Payments made by the Borrower in any fiscal year does not exceed 50% of Consolidated Net Income (if greater than $0) earned during the immediately preceding fiscal year.

                  Section 7.6 Sale of Assets The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired or issue, sell or otherwise transfer any shares of a Subsidiary's Capital Stock to any Person other than the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

                  (a) the disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

                  (b) the disposition of Investments in the ordinary course of business;

                  (c) the disposition of any asset in connection with the making of an Investment permitted by this Agreement;

                  (d) the disposition of any or all of the assets of a Subsidiary to the Borrower or to a Subsidiary Loan Party or of any or all of the assets of a Subsidiary Controlled by an Insurance Subsidiary to such Insurance Subsidiary or another Subsidiary Controlled by such Insurance Subsidiary, provided, that immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

                  (e) the disposition of assets in an aggregate amount not to exceed, at any time during the term of this Agreement, 5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as reflected on the Borrower's most recent annual consolidated balance sheet delivered to the Administrative Agent pursuant to Section 5.1(a).

                  Section 7.7 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by
Section 7.5.

                  Section 7.8 Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock (including, without limitation, those required by Section 5.13), to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or of any assets, pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause
(a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof or to customary provisions in contracts relating to the purchase, sale, cession, retrocession or assumption of interests in insurance risks.

                  Section 7.9 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  Section 7.10 Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (a) in connection with the purchase by any third party of any common stock or any Indebtedness or (b) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

                  Section 7.11 Amendment to Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under (a) its certificate of incorporation, bylaws or other organizational documents or (b) Material Contracts.

                  Section 7.12 Accounting Changes. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or, if applicable, SAP, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

                  Section 7.13 Certain Covenants Relating to Reinsurance. The Borrower will not, and will not permit or cause any of its Insurance Subsidiaries to:

                  (a) enter into any Reinsurance Agreement, or remain a party to any Reinsurance Agreement (whether in effect as of the Closing Date or at any time thereafter) for any period longer than the period legally required under the terms of such Reinsurance Agreement (after taking into account all rights to withdraw from or terminate without material penalty, or to not renew such Reinsurance Agreement), with any reinsurer that is not an Approved Reinsurer, except where the participation of such reinsurer in such Reinsurance Agreement could not reasonably be expected to have a Material Adverse Effect.

                  (b) enter into any Reinsurance Agreements, or make any amendment or modification to or waiver of any Reinsurance Agreements, that would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

                  (c) be or become a party to any Surplus Relief Reinsurance Agreement if the increase in Combined Statutory Capital and Surplus as a result of or arising from such Surplus Relief Reinsurance Agreement, when added to the increase in Combined Statutory Capital and Surplus existing as a result of all other Surplus Relief Reinsurance Agreements theretofore entered into by any Insurance Subsidiary, net of any surplus relief recaptured in respect of such Surplus Relief Reinsurance Agreements, exceeds 10% of Combined Statutory Capital and Surplus as of the most recent fiscal year end.

                  (d) upon a Responsible Officer's obtaining knowledge thereof, the Borrower shall promptly provide notice to the Administrative Agent if any formerly Approved Reinsurer is no longer an Approved Reinsurer and the reason therefor.


                                  ARTICLE VII
                                  -----------

                               EVENTS OF DEFAULT
                               -----------------

                  Section 8.1 Events of Default. If any of the following events (each an "Event of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

                  (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1 (a) through (g), inclusive, 5.2, 5.3 (with respect to the Borrower's existence), 5.9, 5.10, 5.11, 5.12 or Articles VI or VII; or

                  (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (f) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (g) the Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (i) the Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $500,000; or

                  (k) any judgment or order for the payment of money that exceeds $1,000,000 in the aggregate or that has, or could reasonably be expected to have, a Material Adverse Effect shall be rendered against the Borrower or any Subsidiary (including, without limitation, any such judgment or order against any Insurance Subsidiary relating to claims for insurance coverage), and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (l) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that has, or could reasonably be expected to have, a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m)   a Change in Control shall occur or exist; or

                  (n) any material provision of the Subsidiary Guarantee Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Guarantor, or any Subsidiary Guarantor shall so state in writing, or any Subsidiary Guarantor shall seek to terminate its Subsidiary Guarantee Agreement or any of its covenants and agreements thereunder; or

                  (o) any material provision of any Stock Pledge Agreement shall for any reason cease to be valid and binding on, or enforceable against, the Borrower or any Subsidiary Pledgor or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent for the benefit of the Lenders, or the Borrower or any such Subsidiary Pledgor shall so state in writing, or the Borrower or any such Subsidiary Pledgor shall seek to terminate any Stock Pledge Agreement or any of its covenants and agreements thereunder; or

                  (p) the forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any Governmental Approval (including, without limitation, any such Governmental Approval issued by an Insurance Regulatory Authority) held by the Borrower or any Subsidiary Loan Party which is necessary for the conduct of its business, or the occurrence of any event or the existence of any circumstances which is likely to lead to any such forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification and, in each such case, which could reasonably be expected to result in a Material Adverse Effect; or

                  (q) the Borrower or any of its Subsidiaries shall default in the performance or observance of any term, condition or provision of any Material Contract which could reasonably be expected to result in a Material Adverse Effect; or

                  (r) an event of default shall have occurred under any other Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower,
(iii) enforce, or direct the Collateral Agent to enforce, any or all of the Liens created pursuant to the Stock Pledge Agreement and (iv) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                   ARTICLE IX
                                   ----------

                            THE ADMINISTRATIVE AGENT
                            ------------------------

                  Section 9.1   Appointment of Administrative Agent.

                  (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent (for purposes of this Article IX, the term "Administrative Agent" shall also include SunTrust Bank in its capacity as Collateral Agent under the Stock Pledge Agreement) and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements pertaining to the Letters of Credit as fully as the term "Administrative Agent" as used in this Article IX included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

                  Section 9.2 Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  Section 9.3 Lack of Reliance on the Administrative Agent. Each of the Lenders and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Section 9.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

                  Section 9.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

                  Section 9.6 The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

                  Section 9.7   Successor Administrative Agent.

                  (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be
         (i) one of the other Lenders under this Agreement or (ii) a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

                  (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section
         9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective,
         (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

                  Section 10.1  Notices.

                  (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  To the Borrower:               FPIC Insurance Group, Inc.
                                                 225 Water Street, Suite 1400
                                                 Jacksonville, Florida 32202
                                                 Attention:  Kim D. Thorpe,
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                 Telecopy Number: (904) 633-9579

                  With a copy to:                FPIC Insurance Group, Inc.
                                                 225 Water Street, Suite 1400
                                                 Jacksonville, Florida 32202
                                                 Attention:  Roberta G. Cown
                                                           Senior Vice President
                                                           & Corporate Counsel
                                                 Telecopy Number: (904) 633-9579


                  To the Administrative Agent,
                           Collateral Agent and
                           Issuing Bank:         SunTrust Bank
                                                 200 West Forsyth Street
                                                 Jacksonville, Florida 32202
                                                 Attention:  C. William
                                                             Buchholz, Director
                                                 Telecopy Number: (904) 632-2874

                  With a copy to:                SunTrust Capital Markets, Inc.
                                                 303 Peachtree Street, N. E.,
                                                 25th Floor
                                                 Atlanta, Georgia 30308
                                                 Attention:  Hope Williams
                                                 Telecopy Number: (404) 658-4906

                  To any other Lender:           the address set forth in the
                                                 Administrative Questionnaire

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent or the Issuing Bank shall not be effective until actually received by such Person at its address specified in this Section 10.1.

                  (b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

                  Section 10.2  Waiver; Amendments.

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

                  (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender,
         (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
         (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.19(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement; (vii) except as a result of any merger of a Subsidiary Pledgee permitted by
         Section 7.3 where such Subsidiary Pledgee is not the surviving Person, release any of the Collateral securing any of the Obligations or agree to subordinate any Lien in such Collateral to any other creditor of the Borrower or any Subsidiary; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent or the Issuing Bank without the prior written consent of such Person.

                  Section 10.3  Expenses; Indemnification.

                  (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent and their respective Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the reasonable allocated cost of inside counsel) incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing (each, an "Indemnitee") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

                  (c) The Borrower shall pay, and hold the Administrative Agent, the Collateral Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                  (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Collateral Agent, or the Issuing Bank under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, or the Issuing Bank, as the case may be, such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, or the Issuing Bank in its capacity as such.

                  (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

                  (f) All amounts due under this Section shall be payable promptly after written demand therefor.

                  Section 10.4  Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

                  (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it); provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire amount of the assigning Lender's Commitment hereunder or an assignment while an Event of Default has occurred and is continuing, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (unless the Borrower and the Administrative Agent shall otherwise consent),
         (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the assigning Lender and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Lender or the assignee (as determined between such Persons) in an amount equal to $1,000, (v) such assignee, if it is not a Lender, shall deliver a duly completed Administrative Questionnaire to the Administrative Agent; and (vi) such assignee, if a Foreign Lender, shall have complied with its obligations under Section 2.18(e); provided, that any consent of the Borrower otherwise required hereunder shall not be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of the Assignment and Acceptance and payment by such assignee to the assigning Lender of an amount equal to the purchase price agreed between such Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Lender is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17 and 2.18 and 10.3. Upon the consummation of any such assignment hereunder, the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to have new Notes issued in exchange for the existing Notes if so requested by either or both the assigning Lender or the assignee. Any assignment or other transfer by a Lender that does not fully comply with the terms of this clause (b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (c) below.

                  (c) Any Lender may at any time, without the consent of the Borrower, the Administrative Agent, the Collateral Agent, or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and its LC Exposure); provided, that
         (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Lender and the Participant with respect to such participation shall provide that such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of Section 10.2(b) that affects the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to paragraph (b); provided, that no Participant shall be entitled to receive any greater payment under Section 2.16 or
         2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of such participation is made with the Borrower's prior written consent. To the extent permitted by law, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.19 as though it were a Lender, provided, that such Participant agrees to share with the Lenders the proceeds thereof in accordance with Section 2.19 as fully as if it were a Lender hereunder. Notwithstanding the foregoing, a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Borrower is notified of such participation sold to such Participant and such Participant first complies, for the benefit of the Borrower, with
         Section 2.18(e) as though it were a Lender hereunder.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes (if any) to secure its obligations to a Federal Reserve Bank without complying with this Section; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (e) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of any Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) if such SPV would be a Foreign Lender if it were a Lender hereunder, such SPV shall comply, for the benefit of the Borrower, with Section 2.18(e) as though it were a Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State. Notwithstanding anything to the contrary in this Section 10.4, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section 10.4(e) applies to any particular SPV, this Section may not be amended without the written consent of such SPV.

                  Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Florida, and of any state court of the State of Florida located in Duval County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

                  Section 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  Section 10.8 Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower and any Subsidiary at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                  Section 10.8 Counterparts; Effectiveness; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Notwithstanding execution of this Agreement by the Borrower and each of the Lenders party hereto and satisfaction (or waiver) of each of the conditions set forth in Section 3.1, this Agreement shall not be or become effective and binding upon the parties until executed and accepted by the Administrative Agent in its capacity as such on behalf of the Lenders. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

                  Section 10.9 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18, and 10.3 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

                  Section 10.10 Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 10.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Collateral Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

                  Section 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.



                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed [under seal in the case of the Borrower] by their respective authorized officers as of the day and year first above written.


                                       FPIC INSURANCE GROUP, INC.



                                       By:    /s/ Kim D. Thorpe
                                           -------------------------------------
                                           Name:  Kim D. Thorpe
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                                                     [SEAL]




                                       SUNTRUST BANK
                                       as Administrative Agent, as Collateral
                                       Agent, as Issuing Bank, and as a Lender



                                       By:    /s/ C. William Buchholz
                                           -------------------------------------
                                           Name:  C. William Buchholz
                                           Title:   Director

                                       Revolving Commitment:  $19,431,818
                                       Term Loan Commitment: $  9,068,182

                                       COMPASS BANK



                                       By:      /s/ C. French Yarbrough, Jr.
                                           -------------------------------------
                                           Name: C. French Yarbrough, Jr.
                                           Title:   Senior Vice President

                                       Revolving Commitment:  $6,818,182
                                       Term Loan Commitment: $3,181,818

                                       BROWN BROTHERS HARRIMAN & CO.



                                       By:     /s/ W. Carter Sullivan
                                           -------------------------------------
                                           Name: W. Carter Sullivan
                                           Title:   Partner

                                       Revolving Commitment:  $4,431,818
                                       Term Loan Commitment: $2,068,182

                                       REGIONS BANK



                                       By:      /s/ Anthony Nigro
                                           -------------------------------------
                                           Name: Anthony Nigro
                                           Title:   Vice President

                                       Revolving Commitment:  $3,409,091
                                       Term Loan Commitment: $1,590,909

                                       CAROLINA FIRST BANK



                                       By:     /s/ Charles D. Chamberlain
                                           -------------------------------------
                                           Name: Charles D. Chamberlain
                                           Title:   Executive Vice President

                                       Revolving Commitment:  $3,409,091
                                       Term Loan Commitment: $1,590,909

                                  Schedule I

                                  PRICING GRID

---------------------------------------- ------------------------------------------------ ----------------------------
        Consolidated Total Debt                         Applicable Margin                    Applicable Percentage
                  to                                       (per annum)                            (per annum)
      Consolidated Total Capital
---------------------------------------- ------------------------------------------------ ----------------------------
                                                Base Rate               Eurodollar              Commitment Fee
---------------------------------------- ------------------------ ----------------------- ----------------------------
Level I:  < 20%                                   0.75%                   1.75%                      0.20%
---------------------------------------- ------------------------ ----------------------- ----------------------------
Level II:  => 20% and < 25%                       1.00%                   2.00%                      0.25%
---------------------------------------- ------------------------ ----------------------- ----------------------------
Level III:  => 25%                                1.25%                   2.25%                      0.30%
---------------------------------------- ------------------------ ----------------------- ----------------------------

                                  Schedule I-1

                                                                   Schedule 4.17
                                Subsidiaries (1)


------------------------------------------------------------------------------------------------------------------------------------

                                                                          State of          Outstanding
Name                                                  Type of Entity    Organization         Shares (2)         Percentage Owned By
------------------------------------------------------------------------------------------------------------------------------------
Loan Party
------------------------------------------------------------------------------------------------------------------------------------
   Borrower
------------------------------------------------------------------------------------------------------------------------------------
      FPIC Insurance Group, Inc.                       Corporation         Florida            9,401,255          Publicly Held (3)
------------------------------------------------------------------------------------------------------------------------------------
   Subsidiary Loan Party
------------------------------------------------------------------------------------------------------------------------------------
      Subsidiary Guarantor
------------------------------------------------------------------------------------------------------------------------------------
         FPIC Insurance Agency, Inc.                   Corporation         Florida                  100          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
         McCreary Corporation (MCC)                    Corporation         Florida                1,000          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
         Employers Mutual, Inc. (EMI)                  Corporation         Florida              236,000               100% by MCC
------------------------------------------------------------------------------------------------------------------------------------
         Professional Strategy Options, Inc.           Corporation         Florida                  100               100% by EMI
------------------------------------------------------------------------------------------------------------------------------------
         Administrators for the
           Professions, Inc. (AFP)                     Corporation         New York                  98          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
         Group Data Corporation                        Corporation         New York                 100               100% by AFP
------------------------------------------------------------------------------------------------------------------------------------
         FPIC Intermediaries, Inc.                     Corporation         New York                 200               100% by AFP
------------------------------------------------------------------------------------------------------------------------------------
      Subsidiary Pledgor
------------------------------------------------------------------------------------------------------------------------------------
         McCreary Corporation (MCC)                    Corporation         Florida                1,000          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
Insurance Subsidiary
------------------------------------------------------------------------------------------------------------------------------------
First Professionals Insurance
  Company, Inc. (First Professionals)                  Corporation         Florida            5,000,000          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
Anesthesiologists Professional
  Assurance Company                                    Corporation         Florida            5,000,000          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
Intermed Insurance Company                             Corporation         Missouri             800,000          100% by Tenere
------------------------------------------------------------------------------------------------------------------------------------
Interlex Insurance Company                             Corporation         Missouri             800,000          100% by Intermed
------------------------------------------------------------------------------------------------------------------------------------
Subsidiary Pledgee 4
------------------------------------------------------------------------------------------------------------------------------------
FPIC Insurance Agency, Inc.                            Corporation         Florida                  100          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
McCreary Corporation (MCC)                             Corporation         Florida                1,000          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
Employers Mutual, Inc. (EMI)                           Corporation         Florida              236,000               100% by MCC
------------------------------------------------------------------------------------------------------------------------------------
First Professionals Insurance
  Company, Inc. (First
  Professionals)                                       Corporation         Florida            5,000,000          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
Anesthesiologists Professional
  Assurance Company                                    Corporation         Florida            5,000,000          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
Administrators for the Professions,
  Inc.  (AFP)                                          Corporation         New York                  98          100% by Borrower
------------------------------------------------------------------------------------------------------------------------------------
Other
------------------------------------------------------------------------------------------------------------------------------------
The Tenere Group, Inc.                                 Corporation         Missouri                 100          100% by First
                                                                                                                   Professionals
------------------------------------------------------------------------------------------------------------------------------------
Trout Insurance Services, Inc.                         Corporation         Missouri                 500          100% by Intermed
------------------------------------------------------------------------------------------------------------------------------------
Insurance Services, Inc.                               Corporation         Missouri                   5          100% by Intermed
------------------------------------------------------------------------------------------------------------------------------------
Professional Medical Administrators, LLC            Limited Liability      New York                 N/A           70% by Borrower
                                                       Corporation
------------------------------------------------------------------------------------------------------------------------------------
FPIC Services, Inc.                                    Corporation         Florida                  200              87.5% by EMI
------------------------------------------------------------------------------------------------------------------------------------

1 Excluded are investments less than 50% owned by Borrower, as follows: APS Insurance Services, Inc., a Delaware corporation, 20% owned by Borrower HCIF Management Co., a Minnesota corporation, 13.2% owned by First Professionals American Professional Assurance, Ltd., a Cayman Island corporation, 9.9% owned by Borrower

2    As of June 30, 2001

3    Traded on Nasdaq under ticker symbol FPIC

4 Excluded are subsidiaries that do not meet the definition of Material Subsidiaries, as follows:
                  Professional Strategy Options, Inc.
                  Group Data Corporation
                  FPIC Intermediaries, Inc.

                                                                   Schedule 4.19
                                 SCHEDULE 4.19
         JURISDICTIONS IN WHICH INSURANCE SUBSIDIARIES CONDUCT BUSINESS
                            (as of August 15, 2001)

------------------------ ---------------------- ----------------------- ------------------- -----------------
         State            First Professionals     Anesthesiologists          Intermed           Interlex
                          Insurance Company,         Professional       Insurance Company      Insurance
                                 Inc.             Assurance Company                             Company
------------------------ ---------------------- ----------------------- ------------------- -----------------
Current states with
insureds
------------------------ ---------------------- ----------------------- ------------------- -----------------
Alabama                            X                      X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Arizona                                                   X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Florida                            X                      X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Georgia                            X                      X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Illinois                                                  X                                        X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Indiana                                                   X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Kansas                                                                          X                  X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Kentucky                                                  X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Louisiana                                                 X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Maryland                                                  X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Michigan                                                  X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Mississippi                                               X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Missouri                                                                        X                  X
------------------------ ---------------------- ----------------------- ------------------- -----------------
North Carolina                                            X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Ohio                               X                      X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Pennsylvania                       X                      X
------------------------ ---------------------- ----------------------- ------------------- -----------------


Tennessee                                                 X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Texas                              X                      X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Virginia                                                  X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Licensed, currently no
insureds
------------------------ ---------------------- ----------------------- ------------------- -----------------
Arizona                            X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Arkansas                           X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Delaware                           X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Florida                                                                                            X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Indiana                            X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Kansas                             X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Kentucky                           X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Maine                                                     X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Maryland                           X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Michigan                           X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Mississippi                        X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Missouri                           X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Montana                            X
------------------------ ---------------------- ----------------------- ------------------- -----------------
North Carolina                     X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Tennessee                          X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Utah                               X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Virginia                           X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Washington                         X
------------------------ ---------------------- ----------------------- ------------------- -----------------
West Virginia                      X
------------------------ ---------------------- ----------------------- ------------------- -----------------
License Pending
------------------------ ---------------------- ----------------------- ------------------- -----------------
California                         X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Connecticut                        X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Illinois                           X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Minnesota                          X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Nevada                             X
------------------------ ---------------------- ----------------------- ------------------- -----------------
New Jersey                         X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Oregon                             X
------------------------ ---------------------- ----------------------- ------------------- -----------------
Wisconsin                          X
------------------------ ---------------------- ----------------------- ------------------- -----------------

                                                                   Schedule 4.20
                                 SCHEDULE 4.20
                               MATERIAL CONTRACTS

SEC
Exhibit No.

10(f)Supplemental Executive Retirement Plan, as amended, incorporated by reference to the Company's Form 10-Q (Commission File No. 1-11983) filed on May 17, 1999.

10(g)Excess Benefit Plan, incorporated by reference to the Company's
     Registration Statement on Form S-4 (Registration No. 333-02040) first filed on March 7, 1996.

10(h)Deferred Compensation Plan, incorporated by reference to the Company's
     Registration Statement on Form S-1 (Registration No. 333-04585) first filed on May 24, 1996.

10(i)Agreement and Plan of Merger dated as of April 14, 1998 among the Company, Anesthesiologists' Professional Assurance Association, Inc., the APAA Liquidating Trust and Anesthesiologists' Professional Assurance Company, incorporated by reference to the Company's filing on Form 10-K (Commission File No. 1-11983) filed on March 31, 1999.

10(j)Stock Purchase Agreement dated as of November 25, 1998 and First Amendment to Stock Purchase Agreement dated as of December 23, 1998 among the Company and the Shareholders of Administrators For the Professions, Inc., incorporated by reference to the Company's filing on Form 8-K, first filed on January 21, 1999.

10(k)Agreement and Plan of Merger dated as of October 2, 1998 and First
     Amendment to Agreement and Plan of Merger dated as of January 1999 and Second Amendment to Agreement and Plan of Merger dated as of March 17, 1999 among Florida Physicians Insurance Company, Inc., TGI Acquisition Corporation and Tenere Group, Inc., incorporated by reference to the Company's filing on Form 10-K (Commission File No. 1-11983) filed on March 31, 1999.

10(l)Form of Severance Agreement dated January 1, 1999 between the Registrant and John R. Byers incorporated by reference to the Company's Form 10-Q (Commission File No. 1-11983) filed on May 17, 1999.

10(m)Form of Employment Agreement dated January 1, 1999 between the Registrant and John R. Byers incorporated by reference to the Company's Form 10-Q (Commission File No. 1-11983) filed on May 17, 1999.

10(n)Form of Employment Agreement dated November 22, 1999 between the
     Registrant and Kim D. Thorpe incorporated by reference to the Company's Form 10-K (Commission File No.1-11983) filed on March 30, 2000.

10(o)Form of Severance Agreement dated November 22, 1999 between the Registrant and Kim D. Thorpe incorporated by reference to the Company's Form 10-K (Commission File No.1-11983) filed on March 30, 2000.

10(t)Reinsurance agreement between Physicians' Reciprocal Insurers and Florida
     Physicians Insurance Company, Inc. incorporated by reference to the Company's Form 10-Q (Commission File No. 1-11983) filed on May 15, 2000.

10(u)Form of Employment Agreement dated November 6, 1999 between the Registrant and Kurt Cetin.

10(v)Form of Employment Agreement dated May 1, 2000 between the Registrant and
     David L. Rader

10(w)Form of Employment Agreement dated May 1, 2000 between the Registrant and
     Gary M. Dallero.

10(x)Form of Severance Agreement dated June 19, 2000 between the Registrant and
     Charles Divita III.

10(aa)Form of Severance Agreement dated December 16, 2000 between the
     Registrant and Roberta G. Cown.

10(bb)Form of Severance Agreement dated December 22, 2000 between the
     Registrant and Pamela D. Deyo.

10(cc)Waiver and Modification Agreement dated as of March 30, 2001, by and among FPIC Insurance Group, Inc., and The Banks Listed Herein, and SunTrust Bank, as Issuing Bank, Administrative Agent and as Collateral Agent.

10(dd)Director Stock Option Plan, an amended, incorporated by reference to the Company's definitive proxy statement filed on April 30, 2001.

10(ee)Omnibus Incentive Plan, as amended, incorporated by reference to the Company's definitive proxy statement filed on April 30, 2001.

                                                                   Schedule 4.21
                                 SCHEDULE 4.21
                       PRINCIPAL PLACE OF BUSINESS(1)(2)

FPIC Insurance Group, Inc. (the "Borrower"), a Florida corporation 225 Water Street, Suite 1400
Jacksonville, Florida 32202

     FPIC Insurance Agency, Inc., a Florida corporation, 100% owned by the Borrower
     1000 Riverside Avenue, 8th Floor
     Jacksonville, Florida 32204

     McCreary Corporation ("McCreary"), a Florida corporation, 100% owned by the Borrower
     700 Central Parkway
     Stuart, Florida 34994

          Employers Mutual, Inc. ("EMI"), a Florida corporation, 100% owned by McCreary
          9716 San Jose Boulevard, Suite 200
          Jacksonville, Florida 2257

               FPIC Services, Inc., a Florida corporation, 87.5% owned by EMI 1000 Riverside Avenue, 8th Floor
               Jacksonville, Florida 32204

               Professional Strategy Options, Inc., a Florida corporation, 100% owned by EMI
               1000 Riverside Avenue, 8th Floor
               Jacksonville, Florida 32204

     First Professionals Insurance Company, Inc. ("First Professionals"), a Florida corporation, 100% owned by Borrower
     1000 Riverside Avenue, 8th Floor
     Jacksonville, Florida 32204

          The Tenere Group, Inc. ("Tenere"), a Missouri corporation, 100% owned by First Professionals
          1903 E. Battlefield

----------------------------------

1 The chief executive office of each of the Borrower and its subsidiaries is the same as the principal place of business unless otherwise noted.

2    Excluded are investments less than 50% owned by Borrower, as follows:

          APS Insurance Services, Inc., a Delaware corporation, 20% owned by Borrower

          HCIF Management Co., a Minnesota corporation, 13.2% owned by First Professionals

          American Professional Assurance, Ltd., a Cayman Island corporation, 9.9% owned by Borrower

          Springfield, Missouri 65804

               Intermed Insurance Company, a Missouri corporation, 100% owned by Tenere
               1903 E. Battlefield
               Springfield, Missouri 65804

                    Trout Insurance Services, Inc., a Missouri corporation, 100% owned by Intermed
                    1903 E. Battlefield
                    Springfield, Missouri 65804

                    Interlex Insurance Company, a Missouri corporation, 100% owned by Intermed
                    1903 E. Battlefield
                    Springfield, Missouri 65804

                    Insurance Services, Inc., a Missouri corporation, 100% owned by Intermed
                    1903 E. Battlefield
                    Springfield, Missouri 65804

     Anesthesiologists Professional Assurance Company, a Florida corporation, 100% owned by Borrower
     1320 South Dixie Highway, Suite 1060
     Coral Gables, Florida 33146

     Administrators for the Professions, Inc. ("AFP"), a New York corporation, 100% owned by Borrower
     111 East Shore Road
     Manhassat, New York, 11030

          Group Data Corporation, a New York corporation, 100% owned by AFP 111 East Shore Road
          Manhassat, New York, 11030

          FPIC Intermediaries, Inc., a New York corporation, 100% owned by AFP 111 East Shore Road
          Manhassat, New York, 11030

     Professional Medical Administrators, LLC, a New York limited liability company, 70% owned by Borrower
     111 East Shore Road
     Manhassat, New York, 11030

                                                                   SCHEDULE 4.23

               MATERIAL LIABILITIES UNDER REIUNSURANCE AGREEMENTS

                                     None.

                                                                    Schedule 7.1
                                  SCHEDULE 7.1
                            OUTSTANDING INDEBTEDNESS
Derivative Instruments.

     FPIC Insurance Group, Inc. maintains an interest rate swap agreement with a notional amount of $60,000,000 that converts its floating-rate debt to a fixed-rate debt. The fixed rate in effect at June 30, 2001 was 5.27%.

     FPIC Insurance Group, Inc. maintains an interest rate swap agreement with a notional amount of $7,219,000 that converts its floating-rate debt to fixed-rate debt. The fixed rate in effect at June 30, 2001 was 6.68%.

Intercompany Pooling Agreement.

     FPIC Insurance Group, Inc.'s insurance subsidiaries, which include First Professional Insurance Company, Inc. ("First Professionals"), Anesthesiologists Professional Assurance Company, Intermed Insurance Company and Interlex Insurance Company, have entered into an intercompany pooling agreement, whereby each of the smaller affiliates cedes 100% of its net written premium, net losses and loss adjustment expense and underwriting expense (after reinsurance ceded outside of the affiliated group) to the highest rated affiliate, First Professionals. After all net retained business is pooled into First Professionals, First Professionals then cedes back to the smaller affiliates on a proportionate basis (based upon the previous year-end's pre-pool statutory surplus) a percentage of all premiums, losses and loss adjustment expenses and underwriting expenses.

Westbrook Real Estate Fund III, L.P.

     FPIC Insurance Group, Inc. has a limited partnership interest in respect of which it pays management fees of approximately $7,500 per quarter and has contingent liabilities under the partnership agreement for potential additional capital contributions and in respect of its indemnification of the general partner, each of which obligations is secured by a lien on the Borrower's limited partnership interest.

                                                                    Schedule 7.2

                                  SCHEDULE 7.2
                                 EXISTING LIENS

McCreary Lien Under Lease Obligation.

     In order to secure McCreary's obligations under its building lease, McCreary's landlord has a lien and security interest in and to all furniture, fixtures, goods, equipment, and personal property of McCreary.

Westbrook Real Estate Fund III, L.P.

     FPIC Insurance Group, Inc. has a limited partnership interest in respect of which it pays management fees of approximately $7,500 per quarter and has contingent liabilities under the partnership agreement for potential additional capital contributions and in respect of its indemnification of the general partner, each of which obligations is secured by a lien on the Borrower's limited partnership interest.

                                                                    SCHEDULE 7.3

                               LINES OF BUSINESS

     FPIC Insurance Group, Inc. (the "Company"), through its insurance subsidiaries, First Professionals Insurance Company, Inc., Anesthesiologists Professional Assurance Company, Intermed Insurance Company, and Interlex Insurance Company, hereinafter collectively referred to as "Insurance Subsidiaries," is a leading provider of professional liability insurance.

     The sale of insurance products and services, to any material extent, by the Company's Insurance Subsidiaries, is generally included within, but is not limited to, and is reasonably related to, the following lines of business:

|_|      Professional liability insurance
|_|      Property and casualty insurance, including worker's compensation
|_|      Accident and health insurance
|_|      Healthcare facilities professional liability insurance
|_|      Insurance program business and alternative risk financing arrangements
|_|      Assumed reinsurance
|_|      Incidental office premises insurance
|_|      Broad form investigation defense insurance
|_|      Business office package insurance
|_|      Risk management and education programs
|_|      Captive reinsurance

                                                                    SCHEDULE 7.4
                             SCHEDULE OF INVESTMENTS

                                                                       (Unaudited)
                                                     Footnote Percent  Book Value
        Description of Company Investment             No.     Owned    06/30/2001
---------------------------------------------------          ----------------------
FPIC Insurance Group, Inc.
Investment in First Professionals Insurance Company          100.00%  $ 127,527,657
Investment in Anesthesiologists Professional Assurance
   Company                                                   100.00%  $ 25,362,915
Investment in FPIC Insurance Agency, Inc.                    100.00%      $ 17,885
Investment in McCreary Corporation                           100.00%  $ 11,795,554
Investment in Administrators for the Professions, Inc.       100.00%  $ 56,485,665
Investment in Professional Medical Administrators, LLC       70.00%       $ 21,566
Investment in APS Insurance Services, Inc.                   20.00%    $ 1,805,431
Investment in WP-VCP St. Augustine, LLC                (1)      -        $ 948,565
Investment in Renaissance Executive Partners, L.P.     (1)      -      $ 2,000,000
Investment in Greystone Capital Partners I, L.P.       (1)      -      $ 2,000,000
Investment in Westbrook Real Estate Fund III, L.P.   (1) (2)    -      $ 1,587,027
Investment in American Professional Assurance, Ltd.           9.90%    $ 5,499,996
                                                                      -------------
                                                                      -------------
Total                                                                 $ 235,052,261

First Professionals Insurance Company, Inc.
Investment in The Tenere Group, Inc.                         100.00%  $ 29,633,692
Investment in HCIF Management Co.                            13.20%      $ 200,000
Investment in real estate                                       -      $ 4,382,338
                                                                      -------------
                                                                      -------------
Total                                                                 $ 34,216,030

The Tenere Group, Inc.
Investment in Intermed Insurance Company                     100.00%  $ 26,588,499
                                                                      -------------
                                                                      -------------
Total                                                                 $ 26,588,499

Intermed Insurance Company
Investment in Trout Insurance Services, Inc.                 100.00%     $ 102,980
Investment in Interlex Insurance Company                     100.00%   $ 6,956,616
Investment in Insurance Services, Inc.                       100.00%         $ 500
                                                                      -------------
                                                                      -------------
Total                                                                  $ 7,060,096

McCreary Corporation
Investment in Employers Mutual, Inc.                         100.00%   $ 2,407,805
                                                                      -------------
                                                                      -------------
Total                                                                  $ 2,407,805

Employers Mutual, Inc.
Investment in FPIC Services, Inc.                            87.50%     $ (122,297)
Investment in Professional Strategy Options, Inc.            100.00%    $ (275,698)
                                                                      -------------
                                                                      -------------
Total                                                                   $ (397,995)


Intercompany Pooling Agreement.

FPIC Insurance Group, Inc.'s insurance subsidiaries, which include First Professional Insurance Company, Inc. ("First Professionals"), Anesthesiologists Professional Assurance Company, Intermed Insurance Company and Interlex Insurance Company, have entered into an intercompany pooling agreement whereby each of the smaller affiliates cedes 100% of its net written premium, net losses and loss adjustment expense and underwriting expense (after reinsurance ceded outside of the affiliated group) to the highest rated affiliate, First Professionals. After all net retained business is pooled into First Professionals, First Professionals then cedes back to the smaller affiliates on a proportionate basis (based upon the previous year-end's pre-pool statutory surplus) a percentage of all premiums, losses and loss adjustment expenses and underwriting expenses.

Footnote:

(1) Notwithstanding any other requirements of this Agreement, the invested assets referenced above as "(1)" may be contributed to the additional paid-in capital (surplus) of First Professionals by the Borrower at any time, including after the Closing Date. Such contribution, if made, would be made with full benefits of ownership and assumption of related risks inuring to First Professionals, including any proceeds from sale or liquidation, subsequent to such contribution. (2) The Borrower also has certain contingent obligations under the partnership agreement.

                                                                       EXHIBIT A
                             REVOLVING CREDIT NOTE
[$___________]                                            _____________, Georgia
                                                          _________ ___, 2001

     FOR VALUE RECEIVED, the undersigned, FPIC Insurance Group, Inc., a Florida corporation (the "Borrower"), hereby promises to pay to [name of Lender] (the "Lender") or its registered assigns, at the office of SunTrust Bank ("SunTrust") at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, on the Commitment Termination Date (as defined in the Revolving Credit and Term Loan Agreement dated as of ________ ___, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto and SunTrust, as administrative agent for the lenders, the lesser of the principal sum of [amount of such Lender's Revolving Commitment] and the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Lender.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

     This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                             FPIC INSURANCE GROUP, INC.


                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                                                      [SEAL]

                               LOANS AND PAYMENTS

--------------- -------------------------------- ----------------- ----------------------- ---------------------------
     Date                 Amount and               Payments of        Unpaid Principal           Name of Person
     ----
                         Type of Loan               Principal         Balance of Note           Making Notation
-------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

                                                                       EXHIBIT B
                                    TERM NOTE
[$___________]                                               __________, Georgia
                                                             _________ ___, 2001

     FOR VALUE RECEIVED, the undersigned, FPIC Insurance Group, Inc., a Florida corporation (the "Borrower"), hereby promises to pay to [name of Lender] (the "Lender") or its registered assigns, at the office of SunTrust Bank ("SunTrust") at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (i) on the Maturity Date (as defined in the Revolving Credit and Term Loan Agreement dated as of _______ __, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto and SunTrust, as administrative agent for the lenders, the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and (ii) on each date specified in the Credit Agreement prior to the Maturity Date, the principal amount of the Term Loan made to the Borrower by the Lender pursuant to the Credit Agreement and payable to the Lender on such date as specified therein, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Lender.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Term Note and the Credit Agreement.

     This Term Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                              FPIC INSURANCE GROUP, INC.



                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                                 [SEAL]

                               LOANS AND PAYMENTS

--------------- -------------------------------- ----------------- ----------------------- ---------------------------
     Date                 Amount and               Payments of        Unpaid Principal           Name of Person
     ----
                         Type of Loan               Principal         Balance of Note           Making Notation
--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

--------------- -------------------------------- ----------------- ----------------------- ---------------------------

                                                                       EXHIBIT C
                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE
                                                           [date to be supplied]

     Reference is made to the Revolving Credit and Term Loan Agreement dated as of _________ ___, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among FPIC Insurance Group, Inc., a Florida corporation, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

     The Assignor hereby sells and assigns, without recourse, to the Assignee designated below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Term Loan of the Assignor on the Assignment Date and the Revolving Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in the LC Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.18(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Florida.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment:
("Assignment Date"):

                                                    Percentage Assigned of
                                                    Term Loan/Revolving
                                                    Commitment(set forth, to at
                                                    least 8 decimals, as a
                                                    percentage of the aggregate
                                                    Term Loans and the aggregate
                                                    Revolving Commitments of all
                                                    Lenders thereunder)


Facility                                 Principal Amount
                                         of Commitment Assigned

Revolving Loans:                         $                                                                 %

Term Loan:


The terms set forth above are hereby agreed to:

                            [Name of Assignor], as Assignor


                             By:
                                -----------------------------------------------
                                Name:
                                Title:

                            [Name of Assignee], as Assignee


                            By:
                                ------------------------------------------------
                                Name:
                                Title:

The undersigned hereby consents to the within assignment: 1

FPIC Insurance Group, Inc.                SunTrust Bank, as
                                          Administrative Agent:


By:                                        By:
    -------------------------------             --------------------------------
       Name:                                    Name:
       Title:                                   Title:

                                          SunTrust Bank, as
                                          Issuing Bank:


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

----------------------------------

1 Consents to be included to the extent required by Section 10.4(b) of the Credit Agreement.

                                                                       EXHIBIT D

                                    [FORM OF]

     SUBSIDIARY GUARANTEE AGREEMENT dated as of [______ ___, 2001], among each of the Subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of FPIC INSURANCE GROUP, INC., a Florida corporation (the "Borrower"), and SUNTRUST BANK, a Georgia banking corporation as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

     Reference is made to the Revolving Credit and Term Loan Agreement dated as of ________ ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and issuing bank (in such capacity, the "Issuing Bank"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower (provided, subject to the terms and conditions of the Credit Agreement, such Letters of Credit may be issued on behalf of the Borrower or, if requested by the Borrower, on behalf of any Subsidiary), pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a "Subsidiary Guarantor" within the meaning of such term in the Credit Agreement and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Subsidiary Guarantee Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

     SECTION 3. Security. Each of the Guarantors authorizes the Administrative Agent and each of the Lenders to (a) take and hold such security for payment of this Guarantee and the Obligations as may be required by the Credit Agreement, and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

     SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other Person.

     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

     SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If, at any time following the occurrence and continuance of a Default or an Event of Default, any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 8. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 9. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

     SECTION 10. Termination. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor's designee, at such Guarantor's expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

     SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Lenders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

     SECTION 12. Waivers; Amendment.

          (a) No failure or delay of the Administrative Agent or of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and of the Administrative Agent hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

     SECTION 15. Survival of Agreement; Severability.

          (a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

          (b) In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 11), and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 18. Jurisdiction; Consent to Service of Process.

          (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Florida state court or Federal court of the United States of America sitting in Duval County, Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

          (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Florida state or Federal court referred to in the first sentence of paragraph (a) of this Section 18. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 19. Waiver of Jury Trial. EACH PARTY HERETO HERBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

     SECTION 20. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Guarantor that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming Subsidiary Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or the Issuing Bank to or for the credit or the account of any Guarantor (or any Subsidiary of any such Guarantor other than an Insurance Subsidiary or a Subsidiary Controlled by an Insurance Subsidiary) against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender and the Issuing Bank under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank, as the case may be, may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                              EACH OF THE SUBSIDIARIES LISTED ON
                                              SCHEDULE I HERETO

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              SUNTRUST BANK, as
                                              Administrative Agent


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                               SCHEDULE I TO THE
                                                  SUBSIDIARY GUARANTEE AGREEMENT

        Guarantor(s)                               Address

                                  Schedule I-D

                                                                  ANNEX 1 TO THE
                                                  SUBSIDIARY GUARANTEE AGREEMENT

     SUPPLEMENT NO. [ ] dated as of [ ], to the Subsidiary Guarantee Agreement (the "Guarantee Agreement") dated as of ________ ___, 2001 among each of the Subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of FPIC INSURANCE GROUP, INC., a Florida corporation (the "Borrower"), and SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

          A. Reference is made to the Revolving Credit and Term Loan Agreement dated as of ____________ ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as Administrative Agent, and issuing bank (in such capacity, the "Issuing Bank").

          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

          C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party.
     Section 20 of the Guarantee Agreement provides that additional Subsidiary Guarantors of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

          SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

          SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

          SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

                                  Annex I-D-1

          SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

          SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

          SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                   [Name of New Guarantor]


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Address:

                                   SUNTRUST BANK, as
                                   Administrative Agent


                                   By:
                                      ------------------------------------------
                                       Name:
                                       Title:

                                                                      SCHEDULE I
                                                   TO SUPPLEMENT NO. ____ TO THE
                                                  SUBSIDIARY GUARANTEE AGREEMENT

                                   Guarantors
Name                                                   Address


                                 Schedule I-D-1

                                                                       EXHIBIT E
                                    [FORM OF]

                         INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated
                    as of ___________ ___, 2001 among FPIC INSURANCE GROUP, INC., a Florida corporation (the "Borrower"), each Subsidiary listed on Schedule I hereto (the "Guarantors"), and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

     Reference is made to (a) the Revolving Credit and Term Loan Agreement dated as of ________ ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as Administrative Agent, and issuing bank (in such capacity, the "Issuing Bank"), and (b) the Subsidiary Guarantee Agreement dated as ___________ __, 2001, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement; certain Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

     Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

          SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and ------------------------- subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and, if applicable, (b) in the event any Capital Stock which is owned or held by any Guarantor in any Subsidiary of such Guarantor and which is pledged to the Collateral Agent under a Stock Pledge Agreement shall be sold pursuant to such Stock Pledge Agreement to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the Capital Stock so sold.

               SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such Capital Stock, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

               SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

               SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

               SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE
          OF FLORIDA.

               SECTION 6. No Waiver; Amendment.

                    (a) No failure on the part of the Administrative Agent or
               any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

                    (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

               SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

               SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

               SECTION 9. Survival of Agreement; Severability.

                    (a) All covenants and agreements made by the Borrower and
               each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the Lenders and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

                    (b) In case one or more of the provisions contained in this
               Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

          SECTION 12. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party of the Borrower that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as Guarantor upon becoming such a Subsidiary Loan Party. Upon the execution and delivery, after the date hereof, by the Administrative Agent and such Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                      FPIC INSURANCE GROUP, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      EACH OF THE SUBSIDIARIES LISTED ON
                                      SCHEDULE I HERETO, as a Guarantor


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      SUNTRUST BANK, as
                                      Administrative Agent


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                      SCHEDULE I
                                                   TO THE INDEMNITY, SUBROGATION
                                                      AND CONTRIBUTION AGREEMENT

                                   Guarantors
Name                                                   Address



                                  Schedule I-E

                                                                      ANNEX I TO
                                                  THE INDEMNITY, SUBROGATION AND
                                                          CONTRIBUTION AGREEMENT

                    SUPPLEMENT NO. [ ] dated as of [ ], to the Indemnity, Subrogation and Contribution Agreement dated as of _________ ___, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement") among FPIC INSURANCE GROUP, INC., a Florida corporation (the "Borrower"), each Subsidiary listed on Schedule I thereto (the "Guarantors") and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

     A. Reference is made to (a) the Revolving Credit and Term Loan Agreement dated as of ____________. ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as the Administrative Agent and issuing bank (in such capacity, the "Issuing Bank"), and (b) the Subsidiary Guarantee Agreement dated as _________ __, 2001, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement").

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

     C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

          SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as Guarantor thereunder. Each reference to a Guarantor in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

          SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Guarantor and the

                                  Annex I-E-1

     Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

          SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

          SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

          SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

          SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                               [Name of New Guarantor]


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:
                                  Address:

                               SUNTRUST BANK, as
                               Administrative Agent


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                  Annex I-E-2

                                                                      SCHEDULE I
                                        TO SUPPLEMENT NO. ____ TO THE INDEMMITY,
                                          SUBROGATION AND CONTRIBUTION AGREEMENT


                                   Guarantors

Name                                                  Address


                                 Schedule I-E-1

                                                                       EXHIBIT F
                                   [FORM OF]

                         STOCK PLEDGE AGREEMENT dated as of __________ __, 2001,
                    is made by FPIC INSURANCE GROUP, INC., a Florida corporation [or, if applicable, name of Subsidiary Pledgor, a __________] (the "Pledgor"), in favor of SUNTRUST BANK, a Georgia banking corporation, in its capacity as Administrative Agent (the "Administrative Agent"), and further, in its capacity as Collateral Agent (the "Collateral Agent") for itself and any other banks and lending institutions now or hereafter party to the Credit Agreement (as defined below; SunTrust Bank and such other banks and lending institutions and their successors and assigns are collectively referred to herein as the "Lenders").

     Reference is made to the Revolving Credit and Term Loan Agreement dated as of __________ __, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the FPIC Insurance Group, Inc., a Florida corporation (in its capacity as "Borrower" under the Credit Agreement, the "Borrower"), the Lenders and SunTrust Bank, as Administrative Agent and Collateral Agent for the Lenders, and issuing bank (in such capacity, the "Issuing Bank").

     The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower (provided, subject to the terms and conditions of the Credit Agreement, such Letters of Credit may be issued on behalf of the Borrower or, if requested by the Borrower, on behalf of any Subsidiary), pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Pledgor of a Stock Pledge Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Pledgor is willing to execute this Agreement.

                                   ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Additional Pledged Shares" shall mean the Capital Stock more particularly described in Schedule 2 hereto, as amended and supplemented from time to time.

          "Agreement" shall mean this Stock Pledge Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified.

          "Capital Stock" shall have the meaning given to such term in the Credit Agreement.

          "Collateral" shall mean, collectively, (a) the Pledged Shares; (b) all other Pledged Property, whether now or hereafter delivered to the Collateral Agent in connection with this Agreement; and (c) all proceeds of any of the foregoing.

          "Distributions" shall mean all dividends paid in stock, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not mean Dividends.

          "Dividends" shall mean cash dividends and cash distributions with respect to any Pledged Shares made out of capital surplus.

          "Event of Default" shall mean any event described in Section 5.1.

          "Initial Pledged Shares" shall mean the Capital Stock more particularly described in Schedule I hereto, as amended and supplemented from time to time.

          "Pledged Property" shall mean all Pledged Shares and the certificates evidencing the Pledged Shares, and all Dividends, Distributions, securities, cash, instruments, interest payments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

          "Pledged Shares" shall mean the Initial Pledged Shares, the Additional Pledged Shares and all other shares of capital stock which are pledged by the Pledgor to the Collateral Agent as Pledged Property hereunder.

          "ratable" or "ratably" shall mean, in the context of a distribution of Collateral or a distribution of proceeds of any of the Collateral, an allocation of such Collateral or proceeds among the Lenders pro rata in accordance with their respective portion of the aggregate dollar amount of the Secured Obligations to which the distribution is being applied.

          "Secured Obligations" means, collectively, the obligations of the Pledgor under this Agreement, and of the Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, the Obligations.

          "U.C.C." means the Uniform Commercial Code as in effect in the State of Florida from time to ------ time.

     SECTION 1.2. Credit Agreement Definitions, Cross-References. Capitalized terms used herein and not otherwise defined (including the preamble and recitals hereof) shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References in this Agreement to any Section, unless otherwise specified, are references to such Section of this Agreement, and references in such Section to any subsection or clause, unless otherwise specified, are references to such subsection or clause of such Section.

     SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise ------------------ requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

                                    ARTICLE 2

                                     PLEDGE

     SECTION 2.1. Grant of Security Interest. The Pledgor hereby pledges, assigns, delivers, sets over, conveys and transfers to the Collateral Agent, for its benefit and the benefit of the Lenders, and hereby grants to the Collateral Agent, for its benefit and the benefit of the Lenders, a continuing security interest in and to, all of the Collateral.

     SECTION 2.2. Security for Secured Obligations. This Agreement and the Collateral secure -------------------------------- the payment in full and performance of all Secured Obligations.

     SECTION 2.3. Delivery of Pledged Property upon Event of Default; Stock Powers; Registration of Pledge; Transfer. All certificates and instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to the Collateral Agent and shall be held be the Collateral Agent on behalf of the Lenders in accordance with the Credit Agreement, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if the Collateral Agent shall so request, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. The Collateral Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, and without notice to the Pledgor, to transfer to, or to register in the name of, the Collateral Agent or any of its nominees, any or all of the Pledged Shares, subject only to Section 2.5(b) and Section 4.6. The Collateral Agent will promptly give notice to Pledgor of any such transfer or registration with respect to the Pledged Shares, but in no event will the failure of the Collateral Agent to give notice limit its rights to take possession of the shares or otherwise result in liability hereunder. In addition, the Collateral Agent shall have the right at any time to request that the Pledgor exchange certificates or instruments representing or evidencing any Pledged Shares for certificates or instruments of smaller or larger denominations.

     SECTION 2.4. No Duty to Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond reasonable care in the custody of any Collateral in its possession from time to time and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall not be liable or responsible (a) for any diminution in the value of the Collateral or (b) for any loss or damage to any of the Collateral by reason of the act or omission of any carrier, forwarding agency, or other agent selected by the Collateral Agent in good faith.

     SECTION 2.5. Continuing Security Interest; Transfer of Secured Obligation. This Agreement shall:

          (a) create a continuing security interest in the Collateral;

          (b) remain in full force and effect until the payment in full and performance of all Secured Obligations and termination of the Commitments;

          (c) be binding upon the Pledgor, its legal representatives, successors, transferees and assigns, provided, however, that the Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent; and

          (d) inure to the benefit of the Collateral Agent and the Lenders and their respective legal representatives, successors, transferees and assigns.

Without limitation to the foregoing, any Lender may assign or otherwise transfer any Note, Loan or other Secured Obligation, held by it to any other Person, in accordance with the terms of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise. Upon the occurrence of the event described in Section 2.5(b) above, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination, without recourse or warranty to the Collateral Agent.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. The Pledgor represents and warrants as follows:

          (a) The Pledgor is and at all times will be the legal and beneficial owner of, and has and will have at all times good and marketable title to (and has and will at all times have full right and authority to pledge and assign), all Collateral, free and clear of all Liens or other charges or encumbrances, except the Lien granted pursuant hereto in favor of the Collateral Agent.

          (b) The delivery of the Collateral to the Collateral Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations, except that the filing of a financing statement, the taking of possession or some other action may be required under Section 9-306 of the former U.C.C. and Section 9-315 of the revised U.C.C. to perfect a security interest in certain proceeds of the Collateral that do not constitute Pledged Shares or other securities or instruments.

          (c) The Initial Pledged Shares have been duly authorized and validly issued, and are fully paid, and nonassessable.

          (d) As of the date hereof, the Initial Pledged Shares constitute, and at all times hereafter the Pledged Shares will constitute, 100% of all of the issued and outstanding shares of Capital Stock of the Subsidiary Pledgee(s) whose Capital Stock is pledged hereunder owned or controlled by the Pledgor.

          (e) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority not already taken or made by the Pledgor is or will be required either:

               (i) for the pledge by the Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Pledgor (except with respect to the Pledged Shares, any amendments required to be made to existing filed reports to disclose such pledge which will be filed when due), or

               (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in and in accordance with the terms of this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except, with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the regulation of any Insurance Subsidiary or otherwise affecting the offering and sale of securities generally).

     SECTION 3.2. Warranties upon Pledge of Additional Collateral. The Pledgor shall be deemed to restate each representation and warranty set forth in Section
3.1 as at the date of each pledge hereunder by the Pledgor to the Collateral Agent of any Collateral with respect to such additional Collateral.

                                    ARTICLE 4

                                    COVENANTS

     SECTION 4.1. Protect Collateral; Further Assurances. The Pledgor will not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of the Collateral Agent hereunder). The Pledgor will warrant and defend the right, title and security interest herein granted to the Collateral Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION 4.2. Issuance of Stock. The Pledgor will not, subsequent to the date of this Agreement, without the prior written consent of the Required Lenders, cause or permit the Subsidiary Pledgee(s) whose Capital Stock is pledged hereunder to issue or grant any warrants, stock options of any nature or other instruments convertible into shares of any class of stock or issue any additional shares of stock or sell or transfer any treasury stock, except that such Subsidiary Pledgee(s) may issue shares of stock to the Pledgor that are or become contemporaneously with such issuance, Pledged Shares that are pledged hereunder and become a part of the Collateral.

     SECTION 4.3. Taxes. The Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become Liens upon any of the Collateral except where the same may be contested in good faith by appropriate measures and as to which adequate reserves have been provided and there is no immediate risk of loss of the Collateral from non-payment

     SECTION 4.4. Stock Powers. The Pledgor agrees that all Pledged Shares (and all other shares of Stock constituting Collateral) delivered by the Pledgor to the Collateral Agent pursuant to this Agreement will be accompanied by the instruments of transfer or assignment described in Section 2.3. Thereafter, the Pledgor will, upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent, promptly transfer any Pledged Shares or other shares of stock, including all Distributions, constituting Collateral into the name of the Collateral Agent or any nominee designated by the Collateral Agent.

     SECTION 4.5. Continuous Pledge. The Pledgor will at all times keep pledged to the Collateral Agent pursuant hereto all Pledged Shares, all Dividends received after a Default or an Event of Default and Distributions with respect thereto, and all other Collateral.

     SECTION 4.6. Voting Rights; Dividends. In addition, the Pledgor agrees, subject to compliance by the Pledgor or the Collateral Agent, as applicable, with all applicable Requirements of Law with respect to ownership or control of any Insurance Subsidiary, that:

          (a) after any Event of Default shall have occurred and be continuing or if any Default or Event of Default shall occur as a result thereof, promptly upon receipt thereof by the Pledgor and without any request therefor by the Collateral Agent, the Pledgor shall deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Dividends, other than Permitted Tax Distributions, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 5.5;

          (b) after any Event of Default shall have occurred and be continuing, upon notice to the Pledgor by the Collateral Agent, all rights of the Pledgor to exercise or refrain from exercising voting or other consensual rights in respect of the Collateral shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; and

          (c) after any Event of Default shall have occurred and be continuing, promptly upon request of the Collateral Agent, the Pledgor shall deliver to the Collateral Agent such proxies and other documents as may be necessary to allow the Collateral Agent to exercise the voting and other consensual rights with respect to any Collateral.

Except as set forth in the immediately preceding sentence, the Pledgor shall be entitled to exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Credit Agreement or any other Loan Document (including this Agreement), the voting powers and all other incidental rights of ownership with respect to any Pledged Shares or other shares of stock constituting Collateral (subject to the Pledgor's obligation to deliver to the Collateral Agent such Pledged Shares and other shares in pledge hereunder) and to the receipt of all Dividends. All Dividends, Distributions, cash payments and proceeds, which the Pledgor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by the Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any share of stock (including Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by the Pledgor that would impair in any material respect any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Agreement).

     SECTION 4.7. Additional Information. The Pledgor will furnish to the Collateral Agent and the Lenders written notice of the occurrence of any event which would make any representation contained in Article 3 untrue at such time.

     SECTION 4.8. Delivery of Collateral to Collateral Agent. The Pledgor acknowledges and agrees that if an Event of Default has occurred and is continuing, the Collateral Agent shall, subject to compliance by the Pledgor or the Collateral Agent, as applicable, with all applicable Requirements of Law with respect to ownership or control of any Insurance Subsidiary, be entitled to have sole possession and control of the Collateral and to exercise all of the rights and remedies with respect to such Collateral provided by Section 5.2.

                                    ARTICLE 5

                           EVENTS OF DEFAULT; REMEDIES

     SECTION 5.1. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

          (a) if there shall occur any Event of Default under the Credit Agreement;

          (b) if any of the Collateral shall be attached or levied upon or seized in any legal proceeding, or held by virtue of any Lien or distress; or

          (c) if any representation or warranty of the Pledgor set forth herein shall be untrue in any material respect or if the Pledgor shall default in the due performance and observance of any covenant contained herein and such default shall continue unremedied for a period of ten (10) days.

     SECTION 5.2. Actions upon Event of Default. In addition to its rights and remedies provided hereunder, whenever an Event of Default shall have occurred and be continuing, the Collateral Agent, subject to compliance by the Pledgor or the Collateral Agent, as applicable, with all applicable Requirements of Law with respect to ownership or control of any Insurance Subsidiary, shall have all rights and remedies of a secured party upon default under the U.C.C. or other applicable law. Any notification required by law of any intended disposition by the Collateral Agent of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Without limitation of the above, the Collateral Agent may, and upon direction of the Required Lenders shall, whenever an Event of Default shall have occurred and be continuing, take all or any of the following actions after giving at least ten
(10) days prior notice to the Pledgor:

          (a) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, without disclosing that such Collateral is subject to the Lien hereunder;

          (b) take control of any proceeds of the Collateral; and

          (c) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 5.3. Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent his true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Collateral Agent, the Lenders or otherwise, for the sole use and benefit of the Collateral Agent and the Lenders, but at the Pledgor's expense, upon the occurrence and during the continuation of an Event of Default to take any action and to execute any instrument which the Collateral Agent may deem reasonably necessary or advisable to enable the Collateral Agent to realize the benefit of the security interest provided for in this Agreement.

     SECTION 5.4. Private Sales.

          (a) The Pledgor recognizes that the Collateral Agent may be unable, after the occurrence and during the continuance of any Event of Default, to effect a public sale of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay sale of any of the Pledged Shares for the period of time necessary to permit any Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities law, even if such Subsidiary would agree to do so.

          (b) The Pledgor further agrees to use his reasonable best efforts, after the occurrence and during the continuance of an Event of Default, to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Shares pursuant to this
     Section 5.4 valid and binding and in compliance with any and all applicable Requirements of Law.

     SECTION 5.5. Application of Proceeds. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 10.3 of the Credit Agreement and Section 5.6 of this Agreement) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations in the following order:

          (a) first, ratably, to the unpaid interest accrued and then due or owing on the Secured Obligations and to the aggregate amount of fees described in Section 2.12 of the Credit Agreement which have accrued and are unpaid;

               (b) second, ratably, among the Lenders, on account of all principal of any Secured Obligations then due or owing; and

          (c) third, to any other Secured Obligations then due or owing.

After termination of the Commitments, any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 5.6. Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Collateral Agent and the Lenders from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), to the same extent as set forth in
Section 10.3 of the Credit Agreement. Upon demand, the Pledgor will pay, or cause to be paid, to the Collateral Agent the amount of any and all reasonable expenses actually incurred, including the reasonable fees and disbursements of its counsel and of any experts and agents actually incurred, which the Collateral Agent incurs in connection with:

          (a) the administration of this Agreement;

          (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, including without limitation, all fees owing to the Collateral Agent;

          (c) the exercise or enforcement of any of the rights of the Collateral Agent hereunder and any action taken by the Collateral Agent under Section 6.4; and

          (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 5.7. Sale of Pledged Shares. If the Collateral Agent shall determine to exercise its right to sell any of the Pledged Shares pursuant to
Section 5.2 and/or Section 5.4 or under applicable law, the

Pledgor agrees that, upon request of the Collateral Agent, as soon as practicable, the Pledgor will, at its own expense:

          (a) produce and deliver, and cause each issuer of the Pledged Shares and the directors and officers thereof to produce and deliver, all financial and other information pertaining to such issuer, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to sell or otherwise dispose of such Pledged Shares in a private sale in conformity with the requirements of all applicable federal and state securities laws, rules and regulations;

          (b) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Shares or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent and the Lenders by reason of the failure of the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that the remedy of specific performance may be granted to require the Pledgor to comply with the covenants contained in this Section, at any time after the Collateral Agent shall demand compliance with this Section.

                                    ARTICLE 6

                                  MISCELLANEOUS

     SECTION 6.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 6.2. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departures by the Pledgor herefrom shall in any event be effective unless the same shall be in writing, signed by the Collateral Agent (with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 6.3. Obligations Not Affected. The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

          (a) any amendment or modification or addition or supplement to the Credit Agreement, any Note, any other Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

          (b) any exercise, non-exercise or waiver by the Collateral Agent or any Lender of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or collateral provided pursuant to, this Agreement, the Credit Agreement or any other Loan Document;

          (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Credit Agreement or any other Loan Document or any assignment or transfer of any thereof; or

          (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Pledgor or any other Person, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     SECTION 6.4. Protection of Collateral. Upon the occurrence and continuation of an Event of Default, the Collateral Agent may from time to time perform, at its option, any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform, and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION 6.5. Addresses for Notices. All notices and other communications provided for hereunder to any party hereto shall be given in the manner provided in Section 10.1 of the Credit Agreement.

     SECTION 6.6. Governing Law; Jurisdiction.

          (a) This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

          (b) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Florida, and of any state court of the State of Florida located in Duval County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or his properties in the courts of any jurisdiction.

          (c) The Pledgor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in the first sentence of paragraph (b) of this
     Section 6.6. The Pledgor irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) The Pledgor irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

     SECTION 6.7. Waiver of Jury Trial. THE PLEDGOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE PLEDGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE COLLATERAL AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR COLLATERAL AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 6.9. Limitation of Liability. Neither the Administrative Agent, the Collateral Agent, the Lenders nor any Affiliate of any thereof, shall have any liability with respect to, and THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH.

     SECTION 6.10. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Pledgor and the Collateral Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Pledgor and each Lender (or notice thereof satisfactory to the Collateral Agent) shall have been received by the Collateral Agent and notice thereof shall have been given by the Collateral Agent to the Pledgor and each Lender.

     SECTION 6.11. Additional Pledged Shares. Pursuant to Section 5.11 of the Credit Agreement, the Pledgor is required to enter into this Agreement and to pledge all of the Capital Stock, now owned or hereafter acquired, by the Pledgor of any Subsidiary Pledgee, including any Subsidiary Pledgee that was not in existence on the date of the Credit Agreement upon the acquisition or formation of any such Subsidiary Pledgee. If the Pledgor at any time after the date becomes the owner of any additional Capital Stock of any Subsidiary Pledgee, by acquisition or otherwise, such additional Capital Stock shall constitute "Additional Pledged Shares" for purposes of this Agreement, subject to all of the terms and conditions hereof, and the Pledgor shall promptly execute and deliver to the Collateral Agent a supplemental schedule in the form of Schedule II to this Agreement describing such Additional Pledged Shares in the same manner as the Initial Pledged Shares are described in Schedule I.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 FPIC INSURANCE GROUP, INC.
                                 [or, if applicable, name of Subsidiary Pledgor]

                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                         ----------------------------------

                                   SCHEDULE I

                             INITIAL PLEDGED SHARES


          Pledgor                           Issuer                  Class of Stock   Certificate      Number of
                                                                                        Numbers     Shares Issued
                                                                                                      and Pledged



                                  Schedule I-F

                                  SCHEDULE II

                           ADDITIONAL PLEDGED SHARES

          Pledgor                           Issuer                   Class of      Certificate    Number of Shares
                                                                       Stock         Numbers         Issued and
                                                                                                       Pledged





                                 Schedule II-F

                                                                     EXHIBIT 2.1
                       FORM OF LENDER ADDITION AGREEMENT

     Reference is made to the Revolving Credit and Term Loan Agreement dated as of August 31, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among FPIC Insurance Group, Inc., a Florida corporation, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

     From and after the Effective Date (as defined below) (i) ________________________ (the "New Lender") shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of its Revolving Commitment which is set forth below, have the rights and obligations of a Lender thereunder; (ii) the New Lender hereby agrees that its Revolving Commitment shall be as set forth below; and (iii) the Aggregate Revolving Commitments after giving effect to the Revolving Commitment of the New Lender are set forth below.

     This Lender Addition Agreement is being delivered to the Administrative Agent together with (i) if the New Lender is a Foreign Lender, any documentation required to be delivered by the New Lender pursuant to Section 2.18(e) of the Credit Agreement, duly completed and executed by the New Lender, and (ii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the New Lender. The New Lender hereby acknowledges receipt of a copy of the Credit Agreement.

     The effectiveness of this Lender Addition Agreement is conditioned upon the receipt by the Administrative Agent of a Revolving Credit Note payable to the New Lender in the face amount of the New Lender's Revolving Commitment, together with an opinion of counsel covering the same matters and subject to the assumptions and qualifications in the legal opinions delivered under Section 3.1(b) of the Credit Agreement. Upon the receipt of the foregoing and execution and delivery of this agreement by all parties hereto, this Lender Addition Agreement shall be deemed effective as of the effective date set forth below (the "Effective Date").

     This Lender Addition Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

Effective Date: _____________________________________


------------------------------------- ----------------------------------- -----------------------------------
        Aggregate Revolving
    Commitments prior to giving            Revolving Commitment of               Aggregate Revolving
        effect of Revolving                       New Lender                         Commitments
      Commitment of New Lender
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

          $--------------                     $-----------------                 $------------------

------------------------------------- ----------------------------------- -----------------------------------

The terms set forth above are hereby agreed to:

                                       NEW LENDER:

                                       -------------------------------------


                                       By:
                                          ----------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                  Exhibit 2-1

New Lender's Address for Notices:

-------------------------------------

-------------------------------------

-------------------------------------

FPIC INSURANCE GROUP, INC.                    SUNTRUST BANK,
                                              as Administrative Agent

By:                                           By:
   -------------------------------               ------------------------------
    Name:                                        Name:
         -------------------------                    -------------------------
    Title:                                       Title:
          ------------------------                    -------------------------

                                  Exhibit 2-1

                                                                     EXHIBIT 2.3
                          NOTICE OF REVOLVING BORROWING
                                     [Date]

SunTrust Bank,
as Administrative Agent
for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA  30308

Attention:

Dear Sirs:

     Reference is made to the Revolving Credit and Term Loan Agreement dated as of ________ __, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

          (A) Aggregate principal amount of Revolving Borrowing (1) :
     ------------------------------------

          (B) Date of Revolving Borrowing (which is a Business Day):
     -----------------------------------------

          (C) Interest Rate basis (2) : ----------------------

          (D) Interest Period (3) : -----------------------------------

          (E) Location and number of Borrower's account to which proceeds of Revolving Borrowing are to be disbursed:

     The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

                                      Very truly yours,

                                      FPIC INSURANCE GROUP, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

----------------------------------------------

1 In the case of any Eurodollar Borrowing, not less than $2,000,000 and an integral multiple of $1,000,000, and in the case of any Base Rate Borrowing, not less than $1,000,000 and an integral multiple of $100,000.

2    Eurodollar Borrowing or Base Rate Borrowing

3 Which much comply with the definition of "Interest Period" and end not later than the Commitment Termination Date.

                                  Exhibit 2.3

                                                                     EXHIBIT 2.9
                         FORM OF CONTINUATION/CONVERSION

                                     [Date]

SunTrust Bank,
 as Administrative Agent
for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA  30308

Attention:

Dear Sirs:

Reference is made to the Revolving Credit and Term Loan Agreement dated as of _________ ___, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a continuation/conversion and the Borrower hereby requests the conversion or continuation of a [Revolving Borrowing][the Term Loans] under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the [Revolving Borrowing][the Term Loans] to be converted or continued as requested hereby:

     (A)  [Revolving Borrowing][Term Loans] to which this request applies:
          --------------------------------

     (B) Principal amount of [Revolving Borrowing][Term Loans] to be converted/continued: -----------------------------------------

     (C)  Effective date of election (which is a Business Day):
          ----------------------------------

     (D)  Interest rate basis: --------------------------------

     (E)  Interest Period: ------------------------------------

                                     Very truly yours,

                                     FPIC INSURANCE GROUP, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                  Exhibit 2.9

                                                              EXHIBIT 3.1(b)(vi)

              FORM OF SECRETARY'S CERTIFICATE OF [NAME OF BORROWER]

     Reference is made to the Revolving Credit and Term Loan Agreement dated as of _________ ___, 2001 (the "Credit Agreement"), among FPIC Insurance Group, Inc. (the "Borrower"), the lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.1(b)(vi) of the Credit Agreement.

     I, [               ], Secretary of the Borrower, DO HEREBY CERTIFY that:

          (a) there have been no amendments or supplements to, or restatements of, the [articles] [certificates] of incorporation of the Borrower delivered pursuant to Section 3.1 of the Credit Agreement;

          (b) no proceeding have been instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Borrower or threatening its existence or the forfeiture or any of its corporate rights;

          (c) annexed hereto as Exhibit A is a true and correct copy of the Bylaws of the Borrower as in effect on [Date] (1) and at all times thereafter through the date hereof;

          (d) annexed hereto as Exhibit B is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Borrower at a meeting of said Board of Directors duly called and held on __________ ___, 2001, which resolutions are the only resolutions adopted by the Board of Directors of the Borrower or any committee thereof relating to the Credit Agreement and the other Loan Documents to which the Borrower is a party and the transactions contemplated therein and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof; and

          (e) each of the persons named below is and has been at all times since _________ ___, 2001 a duly elected and qualified officer of the Borrower holding the respective office set forth opposite his or her name and the signature set forth opposite of each such person is his or her genuine signature:

             Name                Title                      Specimen Signature

[Include all officers who are
signing the Credit Agreement
or any other Loan Documents.]

     IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of _________, 2001.

                                             ----------------------------------
                                             Secretary

----------------------------

1 This date should be prior to the date of the resolutions referred to in clause (d).

                              Exhibit 3.1(b)(vi)-1

     I, [ ], [ ] of the Borrower, do hereby certify that [ ] has been duly elected, is duly qualified and is the [Assistant] Secretary of the Borrower, that the signature set forth above is [his/her] genuine signature and that [he/she] has held such office at all times since ___________ ___, 2001.

     IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of _________, 2001.

                                             --------------------------------(2)
                                             Title:
-------------------------------

2 This certification should be included as part of the Secretary's certificate and signed by one of the officers whose incumbency is certified pursuant to clause (e) above.

                              Exhibit 3.1(b)(vi)-2

                                                              EXHIBIT 3.1(b)(ix)
                          FORM OF OFFICER'S CERTIFICATE

     Reference is made to the Revolving Credit and Term Loan Agreement dated as of __________ ___, 2001 (the "Credit Agreement"), among FPIC Insurance Group, Inc. (the "Borrower"), the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to
Section 3.1(b)(ix) of the Credit Agreement.

     I, [              ], [          ] of the Borrower, DO HEREBY CERTIFY that:

          (a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof; and

          (b) no Default or Event of Default has occurred and is continuing at the date hereof; and

          (c) since [the date], which is the date of the most recent financial statements described in Section 5.1(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

     IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of _________, 2001.

                                   --------------------------------------------
                                   Name:
                                   Title:

                               Exhibit 3.1(b)(ix)